                                      LEASE


                                     between


                             WXII/GDM ASTOR, L.L.C.
                                    Landlord


                                       and



                          JUPITER COMMUNICATIONS, INC.
                                     Tenant




                                    Building:


                       21 Astor Place, New York, New York








                              Dated: March 17, 2000

                                TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
ARTICLE 1.    Demised Premises ..........................................        1
ARTICLE 2.    Term ......................................................        1
ARTICLE 3.    Completion and Occupancy of the Premises ..................        2
ARTICLE 4.    Rent ......................................................        4
ARTICLE 5.    Use .......................................................        6
ARTICLE 6.    Floor Load ................................................        7
ARTICLE 7.    Rent Adjustments ..........................................        7
ARTICLE 8.    Insurance .................................................        9
ARTICLE 9.    Compliance with Laws ......................................       11
ARTICLE 10.   Improvements; Tenants Property ............................       12
ARTICLE 11.   Repairs ...................................................       14
ARTICLE 12.   Electricity, Gas, Heating, Ventilation and Air Conditioning       15
ARTICLE 13.   Cleaning and Other Services ...............................       17
ARTICLE 14.   Damage to or Destruction of the Premises ..................       18
ARTICLE 15.   Eminent Domain ............................................       19
ARTICLE 16.   Conditions of Limitation ..................................       20
ARTICLE 17.   Re-Entry by Landlord; Remedies ............................       21
ARTICLE 18.   Curing Tenant's Defaults; Fees and Expenses ...............       23
ARTICLE 19.   Non-Liability and Indemnification .........................       23
ARTICLE 20.   Surrender .................................................       24
ARTICLE 21.   Assignment, Mortgaging and Subletting .....................       24
ARTICLE 22.   Subordination and Attornment ..............................       28
ARTICLE 23.   Access; Change in Facilities ..............................       29
ARTICLE 24.   Inability to Perform ......................................       30
ARTICLE 25.   Legal Proceedings; Waiver of Counterclaims and Jury Trial .       30
ARTICLE 26.   No Other Waiver ...........................................       31
ARTICLE 27.   Arbitration ...............................................       31
ARTICLE 28.   Quiet Enjoyment ...........................................       32
ARTICLE 29.   Rules and Regulations .....................................       32
ARTICLE 30.   Building Name .............................................       32
ARTICLE 31.   Shoring; No Dedication ....................................       32
ARTICLE 32.   Notice of Accidents .......................................       33
ARTICLE 33.   Vaults ....................................................       33
ARTICLE 34.   Brokerage .................................................       33
ARTICLE 35.   Security Deposit ..........................................       33
ARTICLE 36.   Window Cleaning ...........................................       34
ARTICLE 37.   Consents ..................................................       34
ARTICLE 38.   Notices ...................................................       35
ARTICLE 39.   Estoppel Certificate; Financial Statements; Recording .....       35
ARTICLE 40.   Parties Bound .............................................       36
ARTICLE 41.   Hazardous Substances ......................................       37
ARTICLE 42.   Extension Option ..........................................       38
ARTICLE 43.   Bankruptcy or Insolvency ..................................       39
ARTICLE 44.   Miscellaneous .............................................       40
ARTICLE 45.   Antenna and Rooftop Space .................................       42
ARTICLE 46.   Historic Tax Credits/IDA Transaction ......................       43
ARTICLE 47.   Definitions; Construction of Terms ........................       43



EXHIBIT A     DESCRIPTION OF LAND .......................................       A-1
EXHIBIT B     FLOOR PLAN ................................................       B-1
EXHIBIT C     WORK LETTER ...............................................       C-1
              SCHEDULE A TO EXHIBIT C - LANDLORD'S WORK
              SCHEDULE B TO EXHIBIT C - LOBBY SPECIFICATIONS
EXHIBIT D     RULES AND REGULATIONS .....................................       D-1
EXHIBIT E     FORM OF LETTER OF CREDIT ..................................       E-1
EXHIBIT F     CERTIFICATE OF OCCUPANCY ..................................       F-1

LEASE, dated March 17, 2000 between WXII/GDM ASTOR, L.L.C. a Delaware limited liability company, having an office at c/o GDM Projects LLC, 632 Broadway, Suite 601, New York. New York 10012 ("Landlord"), and JUPITER COMMUNICATIONS, INC., a Delaware corporation, having an office at 627 Broadway, New York, New York 10022 ("Tenant").


                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1.

                                DEMISED PREMISES

         Section 1.01 (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entire 4th, 5th and 6th floors (collectively, the "Initial Premises"), more particularly described on the floor plans annexed hereto as Exhibit B-1 and made a part hereof in the building ("Building") located on the land ("Land") known by the street address 21 Astor Place, New York, New York, in the Borough of Manhattan, City and State of New York, as more particularly described in Exhibit A annexed hereto and made apart hereof, for the term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms of this Lease.

         (b) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entire 7th and 8th floors and a portion of the basement consisting of approximately 500 square feet (collectively, the "First Additional Premises"), more particularly described on the floor plans annexed hereto as Exhibit B-2 and made a part hereof in the Building, for the term hereinafter stated, for rents hereinafter reserved, and upon and subject to the terms of this Lease.

         (c) Landlord hereby leases to Tenant for a term to commence on the Second Additional Commencement Date as set forth in Section 2.01(c), and Tenant hereby hires from Landlord for a term to commence on the Second Additional Commencement Date as set forth in Section 2.01(c), the entire 9th floor (the "Second Additional Premises"), more particularly described on the floor plans annexed hereto as Exhibit B-3 and made a part hereof in the Building, for the term hereinafter stated, for rents hereinafter reserved, and upon and subject to the terms of this Lease.

         (d) Landlord hereby leases to Tenant for a term to commence on the Third Additional Commencement Date as set forth in Section 2.01(d), and Tenant hereby hires from Landlord for a term to commence on the Third Additional Commencement Date as set forth in Section 2.01(d), the entire 2nd and 3rd floors (collectively, the "Third Additional Premises"), more particularly described on the floor plans annexed hereto as Exhibit B-4 and made a part hereof in the Building, for the term hereinafter stated, for rents hereinafter reserved, and upon and subject to the terms of this Lease.

         (e) The Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises are sometimes hereinafter referred to individually and collectively as the "Premises".

         Section 1.02 Notwithstanding anything to the contrary contained herein, Landlord shall have the unconditional right to use, occupy, let and sublet the First Additional Premises, Second Additional Premises and Third Additional Premises, respectively, until the First Additional Premises Commencement Date (as hereinafter defined), Second Additional Premises Commencement Date (as hereinafter defined) and Third Additional Premises Commencement Date (as hereinafter defined), respectively, and Tenant shall have no right to occupy the First Additional Premises, Second Additional Premises or Third Additional Premises until the First Additional Premises Commencement Date, Second Additional Premises Commencement Date and Third Additional Premises Commencement Date, except as otherwise provided for herein. Notwithstanding the foregoing, Landlord agrees not to let and/or sublet (a) the First Additional Premises and Second Additional Premises and (b) the Third Additional Premises for a term expiring later than June 30, 2002. Landlord agrees to use its best efforts (including the commencement of an action and/or proceeding) to evict any occupant which remains in the Third Additional Premises beyond June 30, 2002. Notwithstanding that Landlord may be using such best efforts, in the event that the Third Additional Premises is not delivered on or before the date provided for in Section 3.04 below, Tenant shall be entitled to the extension of the rent abatement period referred to therein until the occurrence of the Third Additional Premises Commencement Date.

         Section 1.03 The definitions of certain terms used in this Lease are set forth in Section 47.01 and in various other Sections of this Lease.

                                   ARTICLE 2.

                                      TERM

         Section 2.01 (a) The Initial Premises are leased for a term which shall commence on a date (the "Commencement Date") which is the earlier of the date
(i) the Initial Premises are available for occupancy as determined pursuant to
Article 3, or (ii) Tenant or anyone claiming under or through Tenant shall first occupy any part of the Initial Premises for the operation of its business, and shall end on the last day of the one hundred eightieth (180th) full calendar month after the Commencement Date ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

         (b) The First Additional Premises are leased for a term which shall commence on a date (the "First Additional Premises Commencement Date") which is the earlier of the date (i) the First Additional Premises are available for occupancy as determined pursuant to Article 3, or (ii) Tenant or anyone claiming under or through Tenant shall first occupy any part of the First Additional Premises for the operation of its business, and shall end on the Expiration Date, unless the term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

         (c) The Second Additional Premises are leased for a term which shall commence on a date (the "Second Additional Premises Commencement Date") which is the earlier of the date (i) the Second Additional Premises are available for occupancy as determined pursuant to Article 3, or (ii) Tenant or anyone claiming under or through Tenant shall first occupy any part of the Second Additional Premises for the operation of its business, and shall end on the Expiration Date, unless the term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

         (d) The Third Additional Premises are leased for a term which shall commence on a date (the "Third Additional Premises Commencement Date") which is the earlier of the date of (i) the Third Additional Premises are available for occupy as determined pursuant to Article 3, or (ii) Tenant or anyone claiming under or through Tenant shall first occupy any part of the Third Additional Premises for the operation of its business, and shall end on the Expiration Date, unless the term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

         (e) The term for each of the Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises is hereinafter collectively referred to as the "Term".

         Section 2.02 When each of the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date and Third Additional Premises Commencement Date has occurred (subject to the provisions of Section 3.07 below). Landlord and Tenant shall, upon the request of either of them, execute a statement prepared by Landlord setting forth such date (subject to the provisions of Section 3.07 below). Neither Landlord's failure to request nor Tenant's failure to execute such agreement shall affect the occurrence of such date (subject to the provisions of Section 3.07 below).

         Section 2.03 Except as expressly provided in this Lease, Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages which may result from Landlord's failure to deliver possession of the (a) Initial Premises on the Commencement Date, (b) First Additional Premises on the First Additional Premises Commencement Date, (c) Second Additional Premises on the Second Additional Premises Commencement Date, and (d) Third Additional Premises on the Third Additional Premises Commencement Date. Tenant agrees that the provisions of this Article and Article 3 are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

                                   ARTICLE 3.

                    COMPLETION AND OCCUPANCY OF THE PREMISES

         Section 3.01 Landlord agrees and covenants to (a) perform the work and make the installations in the Premises as described and defined as "Landlord's Work" in Exhibit C ("Work Letter"), and (b) to deliver to Tenant the (i) Initial Premises on or before April 10, 2000, (ii) the First Additional Premises on or before May 1, 2000, (iii) the Second Additional Premises on or before January 1, 2001, and (iv) the Third Additional Premises on or before July 1, 2002. All of the terms of Exhibit C are incorporated herein as if fully set forth at length. It is expressly understood that Landlord shall have no obligation to perform any Tenant Work, as defined in Paragraph 3A of the Work Letter.

         Section 3.02 (a) For the purposes of Section 2.01, the Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises, as the case may be, shall be conclusively deemed available for occupancy as soon as the following conditions shall have been met:

                  (i) Landlord's Work with respect to the Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises, as the case may be, shall be substantially completed in accordance with Exhibit C. Landlord's Work shall be deemed substantially completed notwithstanding the fact that (A) minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, subject to the provisions of Section
         3.03 below (the "Punch List Items"); and/or (B) portions of Landlord's Work have not been completed because under good construction scheduling practice such work should be done after still uncompleted finishing or other work to be done by or on behalf of Tenant is completed; and

                  (ii) Landlord shall have given Tenant five (5) days notice that the condition described in clause (i) above has been satisfied.

         (b) In no event shall the performance, the non-performance or the failure to complete any Tenant Work affect the determination of when the Premises or any floor thereof are available for occupancy.

         (c) Landlord agrees to give Tenant at least ten (10) days prior written notice of the projected date of the satisfaction of the condition set forth in
Section 3.02(a)(i). Notwithstanding the foregoing, Landlord's failure to give Tenant such notice shall in no event affect the determination of the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date or Third Additional Premises Commencement Date, as the case may be, or Tenant's obligation to pay Fixed Rent and Additional Rent as required pursuant to Article 4.

      (d) Landlord covenants and agrees that on the Commencement Date (i) the commercial portion of the lobby of the Building as more particularly described as the cross-hatched area on the First Floor Plan attached hereto and made a part hereof as Exhibit B, will be framed and partitioned with dry wall and painted with a plain white finish, and (ii) one elevator dedicated to the Premises shall be working and Tenant shall have shared access to the second elevator in connection with the performance of Tenant's Work. Notwithstanding anything to the contrary contained in this Section 3.02, Landlord agrees that the lobby shall be completed (subject to Force Majeure, but in no event shall any Force Majeure event extend Landlord's obligation hereunder by more than sixty (60) days in the aggregate) in accordance with the specifications and drawings attached hereto and made a part hereof as Schedule B to Exhibit C (which have been approved by Tenant) on the date (the "Lobby Completion Date") which is thirty (30) days after Landlord's receipt of a written notice from Tenant notifying Landlord that Tenant has substantially completed Tenant's Work with respect to the Initial Premises and the First Additional Premises. During the period from the Commencement Date through the Lobby Completion Date, Landlord agrees to provide Tenant with a clean and well lit lobby, and unobstructed access through the lobby to the elevators dedicated to the Premises. If Landlord shall fail to complete the lobby by the Lobby Completion Date (subject in all cases to delays caused by Force Majeure or any acts of Tenant or Tenant's agents, employees, contractors or subcontractors), then, if within fifteen (15) days after receipt of Tenant's notice to Landlord of such non-completion (which notice shall specify in reasonable detail any items which Tenant has theretofore discovered were not completed in accordance with the schematic drawings), Landlord shall not have completed the lobby, Tenant may complete the lobby and Landlord shall reimburse Tenant within fifteen (15) business days after written demand therefor, Tenant's reasonable, actual expenses incurred by Tenant in connection with its completion of such work. In no event shall Tenant have the right to rescind or terminate this Lease or surrender the Premises (or any part thereof), if Landlord fails to complete the lobby.

         Section 3.03 (a) Subject to Section 3.07 below, within twenty (20) days after (i) receipt of Landlord's notice set forth in Section 3.02(a)(ii), and
(ii) Tenant has been afforded the opportunity to inspect the relevant portion of the Premises, Tenant shall be entitled to deliver to Landlord a written notice which shall describe in reasonable detail any items of Landlord's Work which Tenant has theretofore discovered were not completed in accordance with this
Article 3 and Exhibit C. If Landlord receives such notice within such twenty day period, and to the extent such incomplete work is not caused by any act or omission of Tenant, its agents, employees or contractors, Landlord shall complete or correct such incomplete work within sixty (60) days after Landlord receives such notice from Tenant, subject in all cases to delays caused by Tenant, its agents, employees or contractors, or due to Force Majeure (but in no event shall any Force Majeure event extend Landlord's sixty day cure period contained in this Section 3.03(a) by more than an additional sixty (60) days in the aggregate). If Landlord shall not complete such work within such sixty day period, then Tenant may complete such work and Landlord shall reimburse Tenant within fifteen (15) business days after written demand therefor, Tenant's reasonable, actual expenses incurred by Tenant in connection with its completion of such work. Subject to Tenant's rights set forth in Section 3.07 below, Landlord's failure to complete or correct such work shall in no event affect Landlord's determination of the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date or Third Additional Premises Commencement Date, as the case may be, or Tenant's obligation to pay Fixed Rent and Additional Rent as required pursuant to Article 4.

         (b) Within twelve (12) months after each of the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date and Third Additional Premises Commencement Date, as the case may be, Tenant shall be entitled to deliver to Landlord a written notice which shall describe in reasonable detail any latent defects in the Premises and any defects in Landlord's Work which Tenant has theretofore discovered with respect to each of the Initial Premises, First Additional Premises, Second Additional Premises and Third Additional Premises, as the case may be. If Landlord receives such notice within such period, and to the extent such latent defects in the Premises and any defects in Landlord's Work shall not have been caused by any act or omission by Tenant, its agents, employees or contractors, Landlord shall correct, or cause its contractors to correct, such latent defects in the Premises and any defects in Landlord's Work within a reasonable time after receipt of such notice from Tenant, subject in all cases to delays caused by Tenant, its agents, employees or contractors, or due to Force Majeure. Notwithstanding the foregoing, normal wear and tear during such twelve month period shall not be deemed a latent defect.

         Section 3.04 Notwithstanding anything to the contrary contained herein, if the (a) Commencement Date shall not have occurred on or before April 10, 2000, (b) First Additional Premises Commencement Date shall not have occurred on or before May 1, 2000, (c) Second Additional Premises Commencement Date shall not have occurred on or before January 1, 2001, and (d) Third Additional Premises Commencement Date shall not have occurred on or before July 1, 2002, regardless of whether the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date, and/or Third Additional Premises Commencement Date, as the case may be, shall have been delayed due to Force Majeure, and such failure shall not have been caused by any act or omission of Tenant, its agents, employees, contractors, subcontractors, licensees and/or invitees, then the applicable rent abatement period set forth in Section 4.05 below shall be extended two (2) days for each day that the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date or Third Additional Premises Commencement Date, as the case may be, shall not occur after the dates set forth above.

         Section 3.05 Notwithstanding the provisions of Section 3.02, if there is a delay in the availability for occupancy of either of the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, due to any reason set forth in Paragraph 4 of Exhibit C, then the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, as the case may be, shall be deemed available for occupancy on the date when the same would have been available but for such delay even though any work to be done by Landlord has not been commenced or completed, and the additional cost to Landlord to complete either of the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, as the case may be, occasioned by such delay shall be promptly paid by Tenant to Landlord on demand as Additional Rent. For the purposes of the preceding sentence, the expression "additional cost to Landlord" shall mean the cost above such cost as would have been the aggregate cost to Landlord of completing either of the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, as the case may be, had there been no such delay. Tenant hereby indemnifies Landlord against any and all liability arising out of any such delay. Nothing contained in this Section shall limit or prejudice any of the other rights of Landlord under this Lease.

         Section 3.06 Subject to Sections 3.03 and 3.07, the taking of occupancy of the whole or any part of the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, as the case may be, by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the same and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Initial Premises, First Additional Premises, Second Additional Premises and/or Third Additional Premises, as the case may be, were substantially as shown on Exhibit B.

         Section 3.07 Notwithstanding anything to the contrary contained herein, if upon receiving Landlord's notice pursuant to Section 3.02(a)(ii) above, Tenant shall desire to dispute Landlord's determination of the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement or Third Additional Premises Commencement Date, as the case may be, Tenant shall, within twenty (20) days after receipt of such Landlord's notice, send Landlord a written notice specifying in reasonable detail Tenant's objections to Landlord's determination of the commencement date in question, then, Tenant, at its sole cost and expense, shall have the right within ninety
(90) days following the date Tenant sends Landlord such notice, to commence an action or proceeding for a determination of whether in fact the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date or Third Additional Premises Commencement Date, as the case may be, shall have occurred in accordance with the provisions of Article 3. In connection with any such action or proceeding, Tenant shall be entitled to make a claim for any and all rights and remedies against Landlord which are available to Tenant at law and in equity or under this Lease (including, without limitation, the right to extend the free rent period pursuant to Section 3.04 and the right to recover any Fixed Rent paid to Landlord for any period prior to the commencement date as finally determined by a court of competent jurisdiction); provided, however, that nothing contained in this Section 3.07 shall give Tenant the right to seek any termination or rescission of this Lease or the surrender of the Premises (or any part thereof). Notwithstanding the foregoing, during such twenty day period, ninety day period, and/or during the pendency of any action, proceeding or appeal, Tenant shall continue to be obligated to pay Fixed Rent and Additional Rent as required pursuant to Article 4. In the event Tenant shall fail to (a) send Landlord its notice within such twenty day period, or (b) commence an action or proceeding within such ninety day period, Tenant shall be deemed to have waived its rights to dispute the determination of the commencement date in question. Nothing contained in this Section 3.07, shall affect Tenant's obligation to pay Fixed Rent and Additional Rent as required pursuant to Article 4.

         Section 3.08 Notwithstanding anything contained in this Lease to the contrary and provided that (a) Tenant is not in breach or default of any of the terms and conditions in this Lease on Tenant's part to observe or perform beyond applicable notice and cure periods on the date (the "Outside Date") which is (i) April 10, 2001 with respect to the Initial Premises, (ii) May 1, 2001 with respect to the First Additional Premises, (iii) January 1, 2002 with respect to the Second Additional Premises, and (iv) July 1, 2003 with respect to the Third Additional Premises, (it being expressly agreed that the Outside Date for the Initial Premises, First Additional Premises, Second Additional Premises, and/or Third Additional Premises, as the case may be, shall be extended one day for each day that Landlord shall be prevented from sending Landlord's Notice to Tenant due to Force Majeure (which Force Majeure delay shall in no event exceed four (4) months) or due to any act or omission by Tenant or any of Tenant's employees, agents, contractors, subcontractors, architects or engineers, or by anyone claiming through or under Tenant), and (b) on or before the Outside Date for the Initial Premises, First Additional Premises, Second Additional Premises, and/or Third Additional Premises, as the case may be, Landlord shall not have sent the notice required by Section 3.02(a)(ii) above ("Landlord's Notice") to Tenant, then Tenant shall have the right (subject to Landlord's right to cure in the immediately following sentence) to (i) terminate this entire Lease if Landlord shall have failed to deliver Landlord's Notice in respect of the Initial Premises and/or the First Additional Premises, (ii) terminate a portion of this Lease as to the Second Additional Premises if Landlord shall have failed to deliver Landlord's Notice in respect of the Second Additional Premises, and/or (iii) terminate a portion of this Lease as to the Third Additional Premises if Landlord shall have failed to deliver Landlord's Notice in respect of the Third Additional Premises, as the case may be, by notifying Landlord of its intention to so terminate within fifteen (15) business days after the Outside Date. If Tenant shall send such notice to Landlord as aforesaid and Landlord shall not have delivered Landlord's Notice to Tenant with such fifteen day period, this Lease (or portion thereof) shall be deemed terminated at the expiration of such fifteen day period in which event, this Lease (or part thereof) shall be of no further force or effect and neither party hereto shall have any further rights or obligations hereunder. In the event of a partial termination of this Lease Landlord and Tenant shall execute and deliver a supplemental agreement modifying this Lease, as of the termination date, which shall (A) eliminate the portion of the Premises with respect to which this Lease is terminated, (B) eliminate the Fixed Rent set forth in Section 4.01(a) with respect to the portion of the Premises so terminated and shall equitably reduce the Additional Rent and Tenant's Proportionate Share in proportion to the Premises remaining, and (C) modify the other terms of this Lease to reflect such partial termination. If Tenant does not so terminate this Lease in the manner and in the time period hereinbefore set forth, time being of the essence, Tenant's right to so terminate this Lease shall be void and of no further force and effect, and this Lease shall continue in full force and effect as if this
Section 3.08 were not a part hereof. Notwithstanding the foregoing, Tenant's failure to exercise its right of termination under this Section 3.08, shall not be deemed to affect Tenant's other rights under this Article 3 (including, without limitation, Section 3.04 above).

                                   ARTICLE 4.

                                      RENT

         Section 4.01 (a) Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, by check drawn on a bank or trust company which is a member of the New York Clearinghouse Association or by wire transfer of federal funds, at the office of the Landlord or at such other place as Landlord may designate, the following:

         (i) An annual fixed rent ("Fixed Rent") for the Initial Premises of:

                  (A)      $1,680,000.00 per annum ($140,000.00 per month) for
                           the period commencing on the Commencement Date through and including the last day of the ninetieth
                           (90th) full calendar month after the Commencement Date; and

                  (B)      $1,764,000.00 per annum ($147,000.00 per month) for
                           the period commencing on the first (1st) day of the ninety-first (91st) full calendar month after the Commencement Date and throughout the remainder of the Term; payable in equal monthly installments, in advance, on the first (1st) day of each and every calendar month during the Term.

         (ii) An additional Fixed Rent for the First Additional Premises of:

                  (A)      $1,120,000.00 per annum ($93,333.33 per month) for
                           the period commencing on the First Additional Premises Commencement Date through and including the last day of the ninetieth (90th) full calendar month after the Commencement Date; and

                  (B)      $1,176,000.00 per annum ($98,000.00 per month) for
                           the period commencing on the first (1st) day of the ninety-first (91st) full calendar month after the Commencement Date and throughout the remainder of the Term; payable in equal monthly installments, in advance, on the first (1st) day of each and every calendar month during the Term.

         (iii) An additional annual Fixed Rent for the Second Additional Premises of:

                  (A)      $560,000.00 per annum ($46,666.66 per month) for the
                           period commencing on the Second Additional Premises Commencement Date through and including the last day of the ninetieth (90th) full calendar month after the Commencement Date; and

                  (B)      $588,000.00 per annum ($49,000.00 per month) for the
                           period commencing on the first (1st) day of the ninety-first (91st) full calendar month after the Commencement Date and throughout the remainder of the Term; payable in equal monthly installments, in advance, on the first (1st) day of each and every calendar month during the Term.

         (iv) An additional annual Fixed Rent for the Third Additional Premises of:

                  (A)      $1,120,000.00 per annum ($93,333.33 per month) for
                           the period commencing on the Third Additional Premises Commencement Date through and including the last day of the ninetieth (90th) full calendar month after the Commencement Date; and


                  (B)      $1,176,000.00 per annum ($98,000.00 per month) for
                           the period commencing on the first (1st) day of the ninety-first (91st) full calendar month after the Commencement Date and throughout the remainder of the Term; payable in equal monthly installments, in advance, on the first (1st) day of each and every calendar month during the Term.

         (v) Additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).


If Tenant shall fail to pay when due any installment of Fixed Rent or any payment of Additional Rent for a period of ten (10) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.

         (b) There shall be no abatement of, deduction from, counterclaim or setoff against, Fixed Rent or Additional Rent (collectively, "Rent") except as otherwise specifically provided in this Lease.

         Section 4.02 Notwithstanding the provisions of Section 4.01, Tenant shall pay $233,333.33 on account of Fixed Rent upon the execution of this Lease, which shall be credited on a per diem basis toward the payment of the installment(s) of Fixed Rent first due and payable hereunder. If by reason of any of the provisions of this Lease, either the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date and/or the Third Additional Commencement Date, as the case may be, shall be any day other than the first (1st) day of a calendar month, Fixed Rent for such month shall be pro-rated on a per diem basis.

         Section 4.03 Tenant covenants to (a) pay the Fixed Rent and Additional Rent when due and (b) observe and perform and not to suffer or permit any violation of Tenant's obligations under this Lease.

         Section 4.04 If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible, to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to, (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less, (ii) the rents and payments in lieu of rents paid by Tenant during the period such legal restriction was in effect.

         Section 4.05 Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Fixed Rent or Additional Rent with respect to the: (a) Initial Premises for the period commencing on the Commencement Date through and including the one hundred twentieth (120th) day immediately following the Commencement Date, (b) First Additional Premises for the period commencing on the First Additional Premises Commencement Date through and including the one hundred twentieth (120th) day immediately following the First Additional Premises Commencement Date, (c) Second Additional Premises for the period commencing on the Second Additional Premises Commencement Date through and including the one hundred twentieth (120th) day immediately following the Second Additional Premises Commencement Date, and (d) Third Additional Premises for the period commencing on the Third Additional Premises Commencement Date through and including the ninetieth (90th) day immediately following the Third Additional Premises Commencement Date, subject, in each instance, to further extension in accordance with the provisions of Section 3.04 above; provided, however, Tenant shall remain obligated to pay all charges for electricity and other utilities and any fees reimbursable to Landlord pursuant to Article 10 and/or Exhibit C.

                                   ARTICLE 5.

                                       USE

         Section 5.01 Tenant shall use and occupy the Premises for executive, general and administrative offices and the following incidental uses: (a) the incidental use of computer rooms and employee training rooms and (b) the incidental use of no more than 3,000 square feet of space in the Premises for pantries and/or lunchrooms, and for no other purpose. The foregoing statement as to the nature of the business to be conducted by Tenant in the Premises shall not constitute a representation or guaranty by Landlord that such business may be conducted in the Premises or is lawful or permissible under any certificate(s) of occupancy issued for the Premises or the Building, or is otherwise permitted by law. Landlord represents and warrants to Tenant that as of the date hereof the current Certificate of Occupancy (subject to an Alteration Permit) attached hereto and made a part hereof as Exhibit F allows the use and occupancy of the Premises as specified in and permitted under this
Article 5. Landlord agrees not to amend any Certificate of Occupancy issued for the Premises or the Building so as to prevent the uses permitted by this Lease.

         Section 5.02 The use of the Premises for the purposes specified in
Section 5.01 shall not include and Tenant shall not use, or permit the use of the Premises or any part thereof for:

         (a) the sale of wine, ale, beer or other alcoholic beverages;

         (b) the sale of any other products or materials kept in the Premises by vending machines (except for vending machines provided for use by employees and guests at the Premises) or otherwise, or demonstrations to the public, or as a restaurant or bar, or for the sale of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages, or similar items, or for the preparation, dispensing or consumption of food or beverages (except with respect to the preparation, dispensing or consumption of food or beverages for employees, but subject to the limitation set forth in Section 5.01 above) in any manner whatsoever;

         (c) manufacturing or printing, except for the operation of normal business office equipment and machines for Tenant's own requirements (as distinguished from operation for commercial hire or for the sale of the products or services to others) provided that such use shall not exceed that portion of the electrical capabilities allocable to the Premises and shall be subject to the provisions of this Lease;

         (d) the rendition of medical, dental or other diagnostic or therapeutic services, except that Tenant shall have the right to employ a resident nurse for Tenant's employees normally working at the Premises;

         (e) a school of any kind or an employment or placement agency;

         (f) the conduct of a public auction of any kind;

         (g) the conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, whether private or public;

         (h) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or

         (i) any use prohibited by Rule 13 of the Rules and Regulations attached hereto as Exhibit D.

         Section 5.03 Tenant shall not use, occupy, suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, (a) violate any provision of any Superior Lease or Superior Mortgage (provided that the use and occupancy permitted under Section 5.01 shall not be deemed to be a violation of any provision of any such Superior Lease or Superior Mortgage), and (b) (i) would adversely affect in more than a de minimis manner the appearance, character or reputation of the Building as a first-class office building with retail stores, (ii) subject to Section 9.01, violate any Legal Requirement or Insurance Requirement, (iii) make void or voidable any insurance policy then in force with respect to the Real Property or the Premises, (provided that the use and occupancy permitted under Section 5.01 shall not be deemed to make void or voidable any insurance policy then in force with respect to the Real Property or the Premises), (iv) make unobtainable from reputable insurance companies authorized to do business in New York State, at standard rates, any fire insurance with extended coverage or liability, elevator, boiler or other insurance, (provided that the use and occupancy permitted hereunder shall not be deemed to make unobtainable any fire or liability insurance or other insurance ), (v) cause, or be likely to cause, injury or damage to the Real Property or any part thereof or to any Building Equipment, (vi) constitute a public or private nuisance, (vii) violate any certificate of occupancy for the Premises or the Building, provided, however, that nothing herein contained shall limit Tenant's ability to use the Premises for the uses permitted under Section 5.01 above, (viii) emit or discharge objectionable noise, fumes, vapors or odors into the Building or the Building Equipment, (ix) impair or interfere with any of the Building services, including the furnishing of electrical energy by Landlord or the public utility company servicing the Building, as the case may be, or the proper and economical cleaning, heating, ventilating, air-conditioning or other servicing of the Building, Building Equipment or the Premises, (x) impair or interfere with the use of any other area of the Building by, or occasion discomfort annoyance or inconvenience to, Landlord or any other tenant, or (xi) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way by the terms of any other Section of this Article or any of the Rules and Regulations.

         Section 5.04 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit, but in no event shall failure to procure or maintain such license or permit by Tenant affect Tenant's obligations hereunder.

         Section 5.05 If Tenant engages in the cooking of food, beverages or baked goods which is not incidental to Tenant's use as permitted in Section 5.01 above, Tenant shall, at Tenant's sole cost and expense, comply with all applicable Legal Requirements and Insurance Requirements and, without limiting the generality of the foregoing: (a) install dry chemical extinguishing devices (such as Ansul) and such additional extinguishing devices, grease traps, gas cut-off valves and other systems as are required by Legal Requirements and Insurance Requirements and/or as are reasonably required by Landlord from time to time to ensure the safe, orderly and sanitary operation of the Premises; (b) keep all such devices and systems in good working order and repair and regularly serviced under a maintenance agreement as may be required by Legal Requirements, Insurance Requirements and/or as may be reasonably required by Landlord; (c) install a Charcoal Filtered Waterwashing Hood (subject to Landlord's specifications) so as to prevent odors, fumes and gases from emanating outside the Premises; it being expressly agreed that in no event shall any equipment securing the Premises (including, without limitation, such Charcoal Filtered Waterwashing Hood, exhaust ducts or other ventilating equipment or duct work) penetrate the perimeter of the Premises or the exterior of the Building; (e) place and store Tenant's garbage and refuse in air-tight containers which shall be washed and cleaned daily so as to prevent any fumes or odors from emanating from the Premises; (f) store such garbage and refuse in such containers in the Premises and prepare same for removal therefrom by the refuse removal contractor servicing the Building; (g) keep in full force and effect throughout the Term, a customary, full service preventative extermination contract with a licensed pest control operator, reasonably acceptable to Landlord, to keep the Premises at all time free from vermin, rats and mice, and (h) provide such safeguards that, in Landlord's reasonable judgment, are necessary or advisable to prevent the accumulation of such garbage or refuse from becoming a nuisance or otherwise interfering with the safety, comfort or enjoyment of the Building by Landlord or any other occupants of the Building or their customers, invitees or any others lawfully in the Building.

                                   ARTICLE 6.

                                   FLOOR LOAD

         Section 6.01 Tenant shall not place a load upon any floor of the Premises that exceeds the live load per square foot requirements of the Certificate of Occupancy dated October 25, 1984, a copy of which is annexed hereto as Exhibit F. Subject to the preceding sentence, if Tenant wishes to place any safes or vaults in the Premises, it may do so at its own expense after giving notice to Landlord, but Landlord reserves the right to reasonably prescribe their weight and position.

                                   ARTICLE 7.

                                RENT ADJUSTMENTS

         Section 7.01 In addition to the Fixed Rent hereinbefore reserved, Tenant covenants and agrees to pay to Landlord, as Additional Rent, sums computed in accordance with the following sections hereof.

         (a) For the purposes of this Article and other provisions of this
Lease:

                  (i) The term "Taxes" shall mean all real estate taxes, assessments, special assessments (including, without limitation, any mall assessments), water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever (exclusive of interest and penalties thereon), which are or may be assessed or imposed upon the Real Property and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights, including, without limitation, "air rights" or "development rights", or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated (including without limitation any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord and/or the Real Property) shall be levied against Landlord and/or the Real Property in substitution, in whole or in part, or as an addition to or in lieu of any Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof, provided that any such tax, imposition, fee, levy, charge or license imposed on the income of the Real Property shall be computed as if the Real Property is the only asset of the Landlord. The term "Taxes" shall not include (x) any income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord or (y) any increase in Taxes as a result of an increase in the assessed value of the Real Property solely attributable to the sale of the Real Property by Landlord. In the event that the Building is converted to a condominium form of ownership pursuant to Article 9-B of the New York Real Property Law, then in such event, the term "Taxes" shall be deemed to mean Taxes attributable to the condominium unit of which the Premises form a part. At the reasonable request of Tenant with respect to any Tax Year occurring within the Term, Landlord shall file (unless a settlement has been reached prior to the last day before such filing for the applicable Tax Year must be completed), and thereafter diligently prosecute, a Protest (as hereinafter defined) to reduce the Taxes or the assessed valuation of the Building with respect to each such Tax Year so requested by Tenant. A "Protest" shall mean such necessary administrative action(s) or court proceedings under applicable law as shall be necessary to protest the assessed valuation of the Building. Upon request of Tenant, Landlord shall provide Tenant with the names of the attorneys pursuing any Protest on behalf of Landlord, and Landlord shall, as the expense of Tenant, direct such attorneys to respond to reasonable requests from Tenant (including, without limitation, providing to Tenant copies of documents filed in connection with such Protest). Tenant shall keep confidential all information and documents so obtained (except that Tenant may disclose same if and to the extent required by law). Tenant agrees to reimburse Landlord for all actual costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with a Protest requested by Tenant within ten (10) days after receipt of Landlord's invoice therefor, provided that any reduction in or savings in Taxes shall be applied first to reimburse Landlord and Tenant, for expenses incurred in connection with a Protest.

                  (ii) The term "Base Tax Year" shall mean the twelve (12) month period commencing on July 1, 2000 through and including June 30, 2001.

                  (iii) The term "Base Taxes" shall mean $560,000.

                  (iv) The term "Tax Year" shall mean each twelve (12) month period following the Base Tax Year, any portion of which period occurs during the term of this Lease.

                  (v) The term "Tenant's Proportionate Share" shall mean (A) 52.45% for the period commencing with the Commencement Date and ending on the day immediately preceding the Second Additional Premises Commencement Date, and (B) 62.45% for the period commencing on the Second Additional Premises Commencement Date and ending on the day immediately preceding the Third Additional Premises Commencement Date and (C) 82.45% for the period commencing on the Third Additional Premises Commencement Date and ending on the Expiration Date. The parties hereto acknowledge that Tenant's Proportionate Share is based upon an assumption that the entire Building contains a total of 140,000 rentable square feet. The calculation of Tenant's Proportionate Share is based upon a fraction the denominator of which is 140,000. In the event that the Building is converted to a condominium form of ownership and if the condominium unit of which the Premises form a part is less than 100% of the Building, then in such event, the denominator of the fraction for purposes of calculating Tenant's Proportionate Share shall be equitably reduced by an amount equal to the portion of the Building which is not included in the condominium unit of which the Premises form a part.

         (b) Tenant shall pay to Landlord, as Additional Rent hereunder, an amount (the "Tax Payment") equal to Tenant's Proportionate Share of the amount, if any, by which the Taxes for any Tax Year, any part of which shall occur during the term of this Lease, shall exceed the Base Taxes payable, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Land or the Building, or both, or from any other cause or reason whatsoever except as otherwise provided in Section 7.01(a)(i) above. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding the fact that the aforesaid Additional Rent is measured by Taxes, such amount is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever.

         (c) With respect to each Tax Year occurring in whole or in part during the term of this Lease, Tenant shall pay to Landlord the Tax Payment, in equal monthly installments during the calendar year in which such Tax Year commences, in the manner hereinafter described. At any time during the calendar year in which a Tax Year commences, Landlord may furnish to Tenant a written estimate (a "Tax Estimate") setting forth Landlord's estimate of the Tax Payment for such Tax Year ("Estimated Tax Payment"). Such estimate shall be reasonably determined by Landlord by applying to the most recently announced assessed value of the Land and Building (whether final or otherwise) such tax rate as Landlord shall anticipate is the tax rate to be finally determined for such Tax Year. Subject to adjustment as hereinafter provided, Tenant shall pay Landlord on the first day of each month during each calendar year occurring in whole or in part during the term hereof, an amount equal to one-twelfth (1/12th) of the Estimated Tax Payment for the Tax Year commencing during such calendar year. If Landlord furnishes a Tax Estimate for the Tax Year subsequent to the commencement of the calendar year in which such Tax Year begins, then (i) until the first day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the previous Tax Year, (ii) promptly after the Tax Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord during such calendar year was greater or less than the installments of the Estimated Tax Payment to be paid during such calendar year in accordance with the Tax Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Additional Rent payable under this Lease, and (C) on the first day of the month following the furnishing to Tenant of the Tax Estimate, and monthly thereafter until the rendering to Tenant of a Tax Statement (hereinafter defined) for such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the amount shown on such Tax Estimate. Within six (6) months of such Tax Year,
(x) Landlord shall furnish to Tenant a written statement (the "Tax Statement") setting forth the Tax Payment for such Tax Year, which Tax Statement shall be accompanied by a copy of the tax bill for such Tax Year and shall state whether the sum of the installments previously paid by Tenant to Landlord pursuant to the Tax Estimate or otherwise for such Tax Year was greater or less than the sum of the installments of the Tax Payment to be paid for such Tax Year in accordance with the Tax Statement, (y) any deficiency or overpayment shall be disposed of in the manner of a deficiency or overpayment in Estimated Tax Payment, and (z) on the first day of the month following the month in which the Tax Statement is furnished to Tenant, and monthly thereafter until a new Tax Estimate or Tax Statement is furnished to Tenant, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement.

         (d) If the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date, Third Additional Premises Commencement Date and/or the Expiration Date, as the case may be, shall occur on a date other than July 1 or June 30, respectively, any Additional Rent due and payable under this Section 7.01 for the Tax Year in which the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date, Third Additional Premises Commencement Date and/or the Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date, Third Additional Premises Commencement Date, as the case may be, to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. In the event of a termination of this Lease, any Additional Rent due and payable under this Section 7.01 shall be paid or adjusted to Landlord or Tenant, as the case may be, within thirty (30) days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.01(d) and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.01 with respect to any Additional Rent shall survive the termination of this Lease for a period of one (1) year.

         Section 7.02 In addition to the Fixed Rent hereinbefore reserved, Tenant covenants and agrees to pay to Landlord, as Additional Rent, a cumulative annual three (3%) percent escalation on Fixed Rent (the "Operating Expense Payment") which shall be in lieu of reimbursing Landlord for increases in the operating expenses of the Building throughout the Term. The Operating Expense Payment shall be payable commencing on (a) the first (1st) anniversary of the Commencement Date and on the anniversary of such date in each succeeding year thereafter with respect to the Initial Premises and the First Additional Premises (provided the First Additional Premises is delivered to Tenant within thirty (30) days after the Initial Premises), (b) the first (1st) anniversary of the

Second Additional Premises Commencement Date and on the anniversary of such date in each succeeding year thereafter with respect to the Second Additional Premises, and (c) the first (1st) anniversary of the Third Additional Premises Commencement Date and on the anniversary of such date in each succeeding year thereafter with respect to the Third Additional Premises. The Operating Expense Payment shall be determined on each of the foregoing anniversary dates by multiplying (x) the Fixed Rent (as escalated pursuant to the provision of this Section 7.02) payable with respect to the premises in question during the twelve
(12) month period immediately preceding such anniversary date, by (y) three (3%) percent. Such amount shall be paid in twelve (12) equal monthly installments on the date Fixed Rent is payable hereunder. If by reason of any provision of this Lease, either the Commencement Date, First Additional Premises Commencement Date, Second Additional Premises Commencement Date, Third Additional Premises Commencement Date and/or the Expiration Date, as the case may be, shall be any day other than the first (1st) day of a calendar month, the Operating Expense Payment payable hereunder for such month shall be prorated on a per diem basis.

                                   ARTICLE 8.

                                    INSURANCE

         Section 8.01 Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property by reason of any activity being conducted in the Premises, or by Tenant or anyone claiming under Tenant elsewhere in the Building, (b) cause any increase in the fire insurance rates applicable to the Building or the Building Equipment located therein, or (c) result in the cancellation of or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord (subject to the terms of this Article).

         Section 8.02 If, by reason of any act or omission on the part of Tenant which is inconsistent with the use permitted hereunder, whether or not Landlord has consented to the same, the rate of "all risk" or other type of insurance maintained by Landlord on the Real Property or the Building Equipment or other property of Landlord shall be higher than it otherwise would be, but for such act or omission, Tenant shall reimburse Landlord for that part of the premiums for such insurance paid by Landlord because of such act or omission on the part of Tenant, which sum shall be Additional Rent and payable on demand. If, due to the occupancy (which is inconsistent with the use and occupancy permitted hereunder) or abandonment of, or Tenant's failure to occupy, the Premises as herein provided, any such insurance shall be canceled by the insurance carrier, then, in any of such events, Tenant hereby indemnifies Landlord against liability which would have been covered by such insurance. Landlord shall give Tenant notice of any such cancellation promptly after Landlord shall have received written notice thereof. Tenant also shall pay any increase in premiums on any rent insurance carried by Landlord for its protection against rent loss through fire or other casualty if such increase shall result from any of the foregoing events.

         Section 8.03 In the event that any dispute should arise concerning insurance rates, a schedule or "make up" of insurance rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for "all risk" insurance for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in such rates then applicable to such premises.

         Section 8.04 (a) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (i) Comprehensive General Liability Insurance on an occurrence basis to afford protection in an amount of not less than $10,000,000.00 (except during construction of Tenant's Work or any other Improvements in which case such insurance shall be in an amount not less than $20,000,000.00) for personal injury, death or property damage arising out of any one occurrence or in any increased amount reasonably required by Landlord, protecting Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee, the Fee Mortgagee and Tenant, as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Real Property or any part thereof, and containing a contractual liability endorsement covering the matters set forth in
Article 19 hereof; and (ii) insurance against loss or damage by fire, and such other risks and hazards (including burglary, theft, breakage of glass within the Premises and, if the Premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of "all risk" insurance policies, to Tenant's Property and Improvements made at Tenant's sole cost and expense for the full replacement cost value thereof (including an "agreed amount" endorsement), protecting Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee, the Fee Mortgagee and Tenant as insureds; and (iii) business interruption insurance in an amount of not less than twelve (12) months of rent payable hereunder. During such time as Tenant shall be constructing any Improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried, (i) worker's compensation insurance covering all persons employed in connection with the Improvements in statutory limits, (ii) a completed operations endorsement to the Comprehensive Personal Injury Liability and Property Damage Insurance policy referred to above, (iii) builder's risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to Landlord, and (iv) such other insurance, in such amounts, as is customarily required by other landlords of similar office buildings in Lower Manhattan.

         (b) All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company with general policy holder's ratings of not less than A and a financial rating of not less than Class XIII as rated in the then most current available "Best's" insurance reports, and licensed to do business in New York State and authorized to issue such policies. Upon failure of Tenant to procure, maintain and place such insurance and pay all premiums and charges therefor, Landlord, upon five (5) days prior written notice to Tenant, may do so (but shall not be obligated) and in such event Tenant agrees to pay the amount thereof to Landlord as Additional Rent on demand. All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be materially changed, amended, reduced, canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord, or any Superior Lessor, Superior Mortgagee or Fee Mortgagee except after forty-five (45) days' prior notice from the insurance company to each, sent by registered or certified mail, return receipt requested; and (ii) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an insured. On the Commencement Date the original insurance policies or appropriate certificates, including evidence of the waivers of subrogation required pursuant to Section 8.05, shall be deposited with Landlord. Any endorsements to any such policies shall also be deposited upon issuance thereof and each renewal or replacement of a policy shall be so deposited at least twenty (20) days prior to the expiration of such policy. Tenant shall not carry separate or additional insurance, concurrent in form or contributing, in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease.

         Section 8.05 Each party agrees to use its best efforts to include in each of its insurance policies (and, with respect to any equipment in the Premises leased by Tenant, in the insurance policies covering such equipment carried by Tenant or the lessors of such equipment) against loss, damage or destruction by fire or other insured casualty, a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or
(b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy.

         Section 8.06 As long as Landlord's casualty insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in Section 8.05, Landlord, to the extent that such insurance is in force and collectible, hereby waives any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their employees, agents or contractors, for any loss occasioned by fire or any other insured casualty. In the event that at any time Landlord's casualty insurance carriers shall not include such or similar provisions in Landlord's policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect with respect to any insured risks under such policies from and after the giving of such notice (or in the case such insurer shall not be willing to grant such waiver for all of the required parties, such waiver shall be of no force or effect only with respect to the required parties not included in such waiver). In the event Landlord fails to have casualty insurance in effect as required by this Article 8, the waiver set forth in the first sentence of this Section 8.06 shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect. During any period while the foregoing waiver of rights to recovery is in effect, Landlord shall look solely to the proceeds of such policies to compensate Landlord for any loss occasioned by fire or other insured casualty. On the Commencement Date, Landlord shall provide Tenant with evidence of the waiver of subrogation required pursuant to this Section 8.06.

         Section 8.07 As long as Tenant's casualty insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in Section 8.05, Tenant, to the extent that such insurance is in force and collectible, hereby waives (and agrees to cause all other occupants of the Premises to execute and deliver to Landlord, prior to or simultaneous with such occupancy, instruments waiving) any right of recovery against Landlord, the Superior Lessor, the Superior Mortgagee and the Fee Mortgagee and any of their employees, agents or contractors, for any loss occasioned by fire or other insured casualty. In the event that at any time Tenant's casualty insurance carriers shall not include such or similar provisions in Tenant's policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policies from and after the giving of such notice (or in the case such insurer shall not be willing to grant such waiver for all of the required parties, such waiver shall be of no force or effect only with respect to the required parties not included in such waiver). In the event Tenant fails to have casualty insurance in effect as required by this Article 8, the waiver set forth in the first sentence of this Section 8.07 shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other occupant for any loss occasioned by fire or other insured casualty.

         Section 8.08 Except as otherwise provided in Section 8.04, nothing contained in Sections 8.05, 8.06 or 8.07 shall be deemed to impose upon Landlord or Tenant any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance. The insurance policies referred to in this Article 8 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

         Section 8.09 Landlord shall obtain and maintain in full force and effect during the Term, at its own cost and expense, (a) Commercial General Liability Insurance in such amounts and with such deductibles reasonably comparable to such insurance as is maintained by similarly situated landlords of similar office buildings in Lower Manhattan, and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" insurance policies, to the Building and Landlord's Work for the full replacement cost value thereof.

                                   ARTICLE 9.

                              COMPLIANCE WITH LAWS

         Section 9.01 (a) Tenant, at its sole cost and expense, shall comply with all Legal Requirements and all Insurance Requirements that are applicable to the Premises or the use thereof and shall give Landlord prompt notice of any lack of compliance with any of the foregoing, except that Tenant shall not be under any obligation to comply with any Legal Requirements or Insurance Requirements requiring any structural alteration of the Premises unless said alteration (i) is necessitated by a condition which has been otherwise created by, or at the instance of, Tenant, (ii) is attributable to the particular use or manner of use to which Tenant puts the Premises, other than as permitted by
Section 5.01, (iii) is required by reason of a breach of Tenant's obligations hereunder, or (iv) is occasioned, in whole or in part, by any act, omission, or negligence of Tenant or any person claiming through or under Tenant, or any of their employees, agents, contractors, invitees or licensees. Tenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord, the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee by reason of or arising out of Tenant's failure to fully and promptly comply with the provisions of this Section. Where any structural alteration of the Premises is required by any such Legal Requirement or Insurance Requirement and, by reason of the express exception hereinabove contained, Tenant is not obligated to make such alteration, then Landlord shall make such alteration and pay the cost thereof. Tenant need not comply with any such Legal Requirement or Insurance Requirement so long as Tenant shall be contesting the validity or applicability thereof in accordance with Section 9.01(b). Subject to the provisions of this Article, Landlord, at its expense, shall comply with all other Legal Requirements and Insurance Requirements as shall affect the Premises, the Building and/or the Land, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

         (b) Tenant, upon receipt of Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), may contest the validity or applicability of any Legal Requirement or Insurance Requirement that Tenant is required to comply with pursuant to this Lease, and may defer compliance during the pendency of such contest, provided:

                  (i) Tenant notifies Landlord, each Superior Lessor and each Superior Mortgagee of Tenant's intention to institute such a contest at least ten (10) business days prior to the institution or commencement thereof;

                  (ii) true and complete copies of all documents, notices, communications and instruments that Tenant submits, receives or otherwise comes into possession of in connection with such contest are immediately given to Landlord, each Superior Lessor and each Superior Mortgagee concurrently with Tenant's submission, receipt or possession of same in each instance;

                  (iii) any such deferral of compliance or contest shall not subject Landlord, any Superior Lessor or any Superior Mortgagee to criminal prosecution or subject all or any portion of the Building or the Land to lien or sale (without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, member, manager, shareholder or employee of Landlord or its managing agent as an individual, is charged with a crime of any kind or degree whatsoever, whether by summons or otherwise);

                  (iv) any such deferral of compliance or contest shall not interfere with the maintenance, management and operation of the Building or Landlord's ability to obtain and/or retain all permits and licenses necessary in connection therewith;

                  (v) Tenant shall promptly, diligently and continuously prosecute such contest and keep Landlord advised as to the status of the proceedings in respect thereof as and when requested by Landlord;

                  (vi) Tenant furnishes to Landlord security reasonably satisfactory to Landlord indemnifying Landlord, against any loss or injury by reason of such contest; and

                  (vii) if in the reasonable determination of Landlord, such contest (regardless of whether such determination is made prior to or after the institution or commencement thereof) will jeopardize or harm the title, interests or rights of Landlord, in or to the Premises, the Building, or the Land (or any portion thereof), Tenant, at Tenant's sole cost, expense and liability, shall immediately cease and terminate such action and/or proceeding.

Should Tenant desire to contest the validity or applicability of any such Legal Requirement or Insurance Requirement, it may do so in the name of Tenant or Landlord or both, provided (A) the same is conducted without cost or expense to Landlord, and (B) Tenant furnishes to Landlord security reasonably satisfactory to Landlord indemnifying Landlord, each Superior Lessor and Superior Mortgagee against any loss or injury by reason of such contest. Subject to the foregoing, Landlord shall without charge execute and deliver such papers as are reasonably necessary or proper to permit Tenant to contest the validity or applicability of any Legal Requirement or Insurance Requirement provided that Landlord shall be satisfied that the facts set forth in such papers are true and accurate. Tenant hereby indemnifies Landlord, each Superior Lessor and Superior Mortgagee against all claims, damages, judgments, penalties, losses, expenses (including, without limitation, legal expenses (which legal expenses shall be reasonable with respect to Landlord's legal expenses) which are incurred or suffered as a result of such contest and deferred compliance.

      (c) Notwithstanding anything to the contrary contained in this Article 9, Tenant shall not be required to perform any improvements to the Premises in order to comply with Legal Requirements and/or Insurance Requirements that first become applicable to the Premises during the last three (3) years of the Term, unless such improvements shall be required for any of the reasons set forth in clauses (i) through (iv) in Section 9.01(a). Tenant agrees to provide Landlord with access to the Premises in order to permit Landlord to perform any such improvements which are not the responsibility of Tenant pursuant to the immediately preceding sentence. Notwithstanding the foregoing, If Tenant shall exercise its Extension Option (as hereinafter defined in Article 42), Tenant shall pay to Landlord, within fifteen (15) days following its exercise of such Extension Option, an amount equal to the sums paid by Landlord for the performance of any improvements necessary to comply with Legal Requirements and/or Insurance Requirements which Tenant would have been obligated to perform, but for the provisions of this Subsection (c). Tenant's exercise of the Extension Option shall not be effective until Tenant shall have reimbursed Landlord for any sums paid by Landlord pursuant to this Subsection (c). The provisions of this Subsection (c) shall apply to any such improvements required to be made by Tenant during the last three (3) years of the Extension Term (as hereinafter defined in Article 42).

         Section 9.02 Any Improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with and subject to the provisions of Article 10.

         Section 9.03 Notwithstanding anything to the contrary contained elsewhere in this Lease, if the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises requires or recommends that (a) any changes, modifications, alterations or the addition of sprinkler heads or other equipment be made or supplied in the Building fire protection system by reason of Tenant's particular use or manner of use, or the location of partitions, trade fixtures or other contents of the Premises, or (b) for any reason, any such changes, modifications, alterations or additions be made in the Premises only due to Tenant's particular use or manner of use of the Premises, Landlord shall make all such changes, modifications, alterations and additions and Tenant shall pay the actual, reasonable cost thereof to Landlord as Additional Rent within ten
(10) business days after receipt of an invoice thereof.

                                  ARTICLE 10.

                         IMPROVEMENTS; TENANTS PROPERTY

         Section 10.01 Upon and subject to the terms of this Article (and, with respect to improvements made in connection with Tenant's initial occupancy of the Premises, subject to the terms of the Work Letter), Tenant, at anytime and from time to time during the Term, at its sole cost and expense, may make improvements in and to the Premises, excluding structural changes provided:

         (a) The Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises or to the Building;

         (b) In the exercise of its reasonable judgment, Landlord shall determine that (x) the character or appearance of the outside of the Building shall not be adversely affected and (y) such Improvements shall not weaken or impair (temporarily or permanently) the structure or lessen the value of the Building either during the making of such Improvements or upon their completion;

         (c) No part of the Building outside of the Premises shall be physically affected;

         (d) The proper or economical functioning of the Building Equipment, in the reasonable opinion of Landlord, shall not be adversely affected;

         (e) In performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Article;

         (f) Upon the termination of this Lease, Tenant shall comply with the provisions of Section 10.07 with respect to the removal of Improvements;

         (g) Tenant shall not use the elevators, other than during such hours and on such days as are reasonably designated by Landlord from time to time, for haulage or removal of materials or debris;

         (h) Subject to the provisions of Section 10.02, before proceeding with any improvements, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord's consent which, subject to Tenant's compliance with the provisions of this Article 10, shall not be unreasonably withheld, delayed or conditioned. Subject to the provisions of Article 37, Tenant shall have the right to submit a dispute to arbitration pursuant to
Article 27 as to whether Landlord shall have reasonably withheld its consent to the proposed Improvements pursuant to this Subsection (h). Landlord reserves the right to disapprove any plans and specifications or any item therein in a manner consistent with the provisions of this Article 10, and to condition its approval upon Tenant making reasonable revisions to the plans and specifications and/or supplying Landlord with additional reasonable information. Tenant shall reimburse Landlord for all reasonable actual expenses incurred by Landlord to third parties (i.e. architects and engineers) in connection with its decision as to whether to approve the proposed Improvements. Any Improvements for which consent has been received shall be performed substantially in accordance with the approved plans and specifications therefor, and no material amendments or additions thereto shall be made without the prior consent of Landlord in each instance. Subject to the provisions of Article 37, if Landlord shall not respond to Tenant's written notice requesting Landlord's approval of plans and specifications submitted by Tenant to Landlord as provided in this Section within fifteen (15) days (or within five (5) days with respect to any resubmission of disapproved plans and specifications), after receipt by Landlord of such notice accompanied by all such plans and/or specifications as are required thereunder, and Landlord shall continue not to respond for a further period of five (5) days after a second written notice is received by Landlord from Tenant which shall specify the items to which Tenant's original notice referred and which shall make reference to this Section, then Landlord shall be deemed to approve such plans and/or specifications in respect of which Tenant requested Landlord's approval in said original notice. Notwithstanding anything to the contrary contained herein, provided Tenant otherwise complies with the provisions of this Article 10, Tenant may, without the consent of Landlord and without the submission of plans and specifications, install floor coverings, objects of art, wall and ceiling coverings, window shades, decorative paneling, doors, curtains, blinds and other similar improvements which are merely decorative in nature.

         (i) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in the State of New York at the time of the making of the Improvement);

         (j) No improvements which require the submission of plans and specifications with the local building department or any other governmental authority shall be undertaken except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord.

         (k) The fire protection system design is not thereby modified, altered or changed; and

         (l) Tenant shall not (i) attach or affix any screws or fasteners to the exterior curtain wall of the building or (ii) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtain wall of the Building.

         (m) Notwithstanding anything contained in this Section 10.01, Tenant may, without the consent of Landlord, perform non-structural alterations which do not (i) cost more than $75,000 in the aggregate during any twelve (12) month period, and (ii) affect the structure of the Building or any Building Equipment, provided that (A) Tenant provides Landlord with written notice of any such non-structural alteration, together with plans and specifications therefore, and
(b) Tenant otherwise complies with the provisions of this Article 10.

         Section 10.02 All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations (including any Landlord may reasonably adopt in accordance with Article 29 with respect to the making of Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval thereof upon completion, (b) deliver three copies thereof to Landlord and (c) cause all Improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building. Landlord agrees, at no cost and expense to it, to cooperate reasonably with Tenant and to execute such documents which are needed to procure such required permits, authorization, approvals and certificates. Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to unreasonably interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Equipment; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Improvements, Tenant shall pay such additional expense as Additional Rent upon demand. Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Improvements pursuant to Article 8 is in effect at or before the commencement of the Improvements and, on request, at reasonable intervals thereafter.

         Section 10.03 Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction.

         Section 10.04 Tenant shall promptly pay, in cash, the cost of all Improvements. Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with any Improvements or repairs, including the liens of any conditional sales of or chattel mortgages, title retention agreements, security agreements or financing statements upon, any materials or fixtures installed in and constituting part of the Premises. Tenant, at its expense, shall procure the discharge of all such liens within thirty (30) days after the filing of any such lien against the Premises or the Real Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord, after three (3) days written notice to Tenant, may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien or with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

         Section 10.05 All contractors, subcontractors, architects and engineers shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld (subject to Section 10.06).

         Section 10.06 Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's reasonable opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

         Section 10.07 All fixtures, equipment, improvements and appurtenances attached to, or built into the Premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this Lease except as otherwise expressly provided in this Lease; provided, however, that any Fixtures attached to, or built into, the Premises at the expense of Tenant shall be and remain the property of Tenant during the Term and any Fixtures attached to, or built into, the Premises at the expense of Landlord shall be and remain the property of Landlord during the Term. Nothing in this Article 10 shall be construed to give Landlord title to or prevent Tenant's removal of Tenant's Property, but upon such removal from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair any damage to the Premises or the Building caused by such removal. The term "Fixtures" shall include all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, partitions, railways, gates, doors, vaults, molding, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose attached to or built into the Premises, but shall not include any of Tenant's Property. Notwithstanding the foregoing, Tenant shall be required to remove any Specialty Improvement upon the expiration of the term. The term "Specialty Improvement" shall mean any improvement which is not a customary office Tenant improvement, such as raised floors, internal stair cases, slab penetrations and/or other improvements of a similar nature.

         Section 10.08 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Improvements in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this Lease. Notice is hereby given that neither Landlord, Landlord's agents, shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor, Superior Mortgagee or Fee Mortgagee in and to the Premises or the Real Property.

         Section 10.09 Tenant shall keep for a period of five (5) years, records of Improvements costing in excess of $10,000 and of the cost thereof. Tenant shall, within fifteen (15) days after demand by Landlord, furnish to Landlord copies of such records.

         Section 10.10 Landmarks Preservation. Tenant is hereby notified that the Premises are subject to the jurisdiction of The City of New York Landmarks Preservation Commission (the "LPC"). In accordance with Sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, all as the same may be amended, revised and/or expanded, any demolition, construction, reconstruction, alteration or minor work as described in such Sections and such rules may not be commenced within or at the Premises without the prior written approval of the LPC. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (i) work to the exterior of the Premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (ii) interior work to the Premises that (A) requires a permit from the Department of Buildings or (B) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district. Nothing contained in this Section 10.10 shall be deemed to grant to Tenant any right to perform any Improvements or other alterations to the Premises which require the consent of the LPC; it being expressly agreed that Tenant shall make no such Improvements or file any applications or other submissions in respect thereof to LPC or any other governmental or quasi-governmental body, in each instance, without the prior written consent of Landlord. Provided Landlord gives its consent to such Improvements, Landlord agrees, at no cost to it, to (a) cooperate reasonably with Tenant; (b) provide information reasonably requested by Tenant or LPC; and (c) execute such documents and applications which are needed with respect to the filing of any application or other submission with the LPC.

         Section 10.11 A.D.A.; Local Law 58. Except for the installation of A.D.A. compliant rest rooms on each floor of the Premises by Landlord as part of Landlord's Work, with respect to all means of access and egress to and from the Premises (including all entrances and doorways) and within the Premises (which shall include any and all means of access and egress to, from and between floors comprising parts of the Premises if the Premises contain more than one such floor, other than Building fire stairs and elevators), Tenant shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C.
Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, and with New York City Local Law 58 of 1987, it being understood and agreed that Landlord shall, at its sole cost and expense, be responsible for compliance with A.D.A. and all such regulations and Local Law with respect to the public portions of the Building (including, without limitation, all common areas, main entrance, elevators, fire stairs and rest rooms on each floor of the Premises).

                                  ARTICLE 11.

                                     REPAIRS

         Section 11.01 Tenant, at its sole cost and expense, shall take good care of the following items (collectively, "Tenant Repair Items"): (a) the Premises, (b) Building Equipment located in the Premises which exclusively serves the Premises, (c) that portion of Building Equipment located in the Premises which serves the Premises as well as other portions of the Building (provided that Tenant shall not be responsible for the repair, maintenance and/or replacement of any elevators, elevators shafts, electrical risers, plumbing risers or other similar risers passing through the Premises, provided such repairs, maintenance and/or replacements do not arise out of the events set forth in clauses (i) through (iv) below), and (d) Tenant's Property and the Fixtures. Tenant, at its sole cost and expense shall make and be responsible for all repairs, replacements, interior or exterior, structural and otherwise, ordinary or extraordinary as and when needed to preserve the Building and Tenant Repair Items, the need for which arises out of (i) the installation, use, existence or operation of Improvements, Tenant's Property or Fixtures, (ii) the moving of Tenant's Property or Fixtures in or out of the Building or the Premises, (iii) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease (except fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision) or (iv) pursuant to the provisions of Section 9.01, provided, however, that Landlord, at its option, may make any of the foregoing repairs (other than repairs to Tenant's Property) and in such event, Tenant shall pay to Landlord the actual reasonable cost thereof, as Additional Rent, on demand. In no event shall Tenant be required to make, be responsible for or pay for any repairs which are required as a result of the negligence of Landlord, its agents, contractors, subcontractors or employees and Landlord shall be responsible for all such repairs. Tenant, at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises. Tenant shall promptly make, at its sole cost and expense, all repairs in or to the Premises for which it is responsible. If the Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, Tenant, at its sole cost and expense, shall make all necessary repairs to all windows and other glass in, on or about such space and put, keep and maintain all portions of the Premises and any sidewalks, curbs, entranceways, passageways and vaults adjoining and/or appurtenant to the Premises in clean and orderly condition, free of dirt, rubbish, snow, ice and other accumulations and unlawful obstructions. All repairs made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with the provisions of Article 10, and shall be at least equal in quality and class to the original work or installation. Notwithstanding the foregoing, Landlord's repair obligation set forth in Section 11.02 below shall include the repair, replacement and maintenance of the (A) HVAC Units (as hereinafter defined) located on each floor of the Premises for the first five (5) years of the Term and (B) boilers on the roof of the Building and the hotwater heaters located in the rest rooms on each floor of the Premises for the entire Term, provided that any such repairs replacements and/or maintenance do not arise out of the events set forth in clauses (i) through (iv) above. Landlord shall, at its sole cost and expense, keep in full force and effect during such five year period a maintenance contract for the HVAC Units. After the expiration of such five year period Tenant shall be responsible for the repair, replacement and maintenance of such HVAC Units and shall at its expense, keep in full force and effect throughout the remainder of the Term a maintenance contract on such HVAC Units with a contractor approved in advance by Landlord.

         Section 11.02 Landlord shall, at its sole cost and expense, be responsible for making all repairs and replacements (to the extent not the responsibility of Tenant to repair or replace under Section 11.01 above) to the roof, foundation, footings, load-bearing columns, concrete slabs and load-bearing walls of the Building (including load bearing columns, concrete slabs, load bearing walls and the restrooms on each floor of the Premises), common areas, lobby, exterior walls and windows, Building Equipment (including all Building Equipment located in the Premises which are not the responsibility of Tenant to repair or replace under Section 11.01 above) in a manner consistent with an office building with retail stores in Lower Manhattan. Notwithstanding the foregoing, Landlord shall not be required to make any such repairs and replacements necessitated by (i) the acts or negligence of Tenant or any of its agents, employees, contractors, subcontractors, subtenants, licensees, concessionaires or (while in the Premises) invitees, (ii) Tenant's failure to comply with any provisions of this Lease, (iii) Tenant's failure to properly perform Tenant's Work, or (iv) Tenant's use of the roof as provided in this Lease.

         Section 11.03 Tenant recognizes and acknowledges that the operation of the Building Equipment may cause vibration, noise, heat or cold which may be transmitted throughout the Premises. Landlord shall have no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is prevalent in the Building.

                                   ARTICLE 12.

           ELECTRICITY, GAS, HEATING, VENTILATION AND AIR CONDITIONING

         Section 12.01 Provision of Utilities. (a) Installation. Landlord shall install the utility lines and facilities, for electricity, water, sewage and gas to be supplied to the Premises and shall supply and install the heating and air-conditioning units for the Premises, all in accordance with certain criteria set forth in Exhibit C hereof and Tenant shall install such hook-ups thereto for its own use as are required by it in accordance with the criteria set forth in Exhibit C hereof, the rules and regulations set forth in Exhibit D hereof and the rules and regulations of the public utility company or the governmental agency supplying the same. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord as set forth in Exhibit C, such installation shall be subject to the provisions of Article 10. Tenant agrees to pay Landlord, within five (5) days after written demand therefor, the actual cost of providing such additional utility facilities or utility facilities of a greater capacity. If the utility charges provided in this Article 12 are not paid as provided herein, Landlord may, in addition to any other remedies it may have, discontinue furnishing any utility services supplied by it upon five (5) days written notice of its intention to do so without liability to Tenant.

         (b) Electricity. Subject to the provisions of this Article 12, Landlord shall furnish electrical service to a panel box located in the Service Area (as depicted in the floor plans for each floor of the Premises attached hereto as Exhibit B (the "Service Area")) on each floor of the Premises for the use of Tenant for the operation of Tenant's electrical systems and equipment in the Premises, having the electrical capacity set forth in Exhibit C (the "Permitted Capacity"). As part of Tenant's Work, Tenant shall connect to the Landlord-furnished panel box located within the Service Area. Tenant shall be solely responsible for furnishing and installing all service switches, panel boards, junction boxes, transformers, wiring, risers, feeders, and other equipment as is necessary to make all required connections from the Service Area to the Premises for the provision of electricity to the Premises.

         (c) Water. Pursuant to Exhibit C hereof, Landlord will (i) connect the main water line of the building to the Service Area located on each floor of the Premises and (ii) connect a water line from the Service Area on each floor of the Premises to the bathrooms to be built on each floor as part of Landlord's Work. Tenant shall be solely responsible for furnishing and installing such other lines and equipment as is necessary to extend water from the Service Area located on each floor of the Premises to the Premises, and any distribution facilities in respect thereof in the Premises, all of which Tenant shall install at its sole cost and expense in accordance with the criteria set forth in
Article 10, Exhibit C, Exhibit D and the rules and regulations of the applicable utility company.

         (d) Heat and Air-conditioning. Pursuant to Exhibit C hereof, Landlord shall install (i) in the Service Area located on each floor of the Premises an air-cooled air conditioning unit (the "HVAC Units"), and (ii) on the roof of the Building a boiler(s), each of which shall be sufficient to adequately service each respective floor of the Premises in accordance with the standards set forth in Exhibit C. It is understood and agreed that, except for the HVAC Units and the boiler(s) described in the previous sentence, Landlord is not obligated to provide any heating or air-conditioning service or equipment to the Premises. Subject to the provisions of Article 10, Tenant may install supplemental heating and air conditioning equipment, including duct work, required to service its needs in the Premises, provided such equipment does not exceed the Permitted Capacity or otherwise interfere with any other Building Equipment. Notwithstanding the foregoing, Tenant shall not install any through wall or window mounted air-conditioning units in the Premises. Tenant further agrees to keep the Premises at all times at a temperature sufficiently high to prevent the freezing of water pipes and fixtures.

         (e) Gas Service. Pursuant to Exhibit C hereof, Landlord shall furnish gas service (valved and capped) to the Service Area located on each floor of the Premises. Upon the receipt of the prior written approval of Landlord or Landlord's representative in accordance with Article 10 and the applicable utility company, Tenant shall install any further piping, lines and other equipment as is necessary to extend gas service to satisfy its requirements from each Service Area to the rest of the Premises.

         Section 12.02 Sufficiency. Tenant acknowledges and agrees that the utilities and facilities described herein and in Exhibit C are adequate for Tenant's needs in respect of the use or consumption of any and all utility service in the Premises. Without limitation to the foregoing, Tenant acknowledges and agrees that the electrical service described in this Article 12 and in Exhibit C is adequate for Tenant's needs including, without limitation,
(i) Tenant's reasonable use of normal equipment and such lighting, electrical appliances and other machines and equipment as Landlord may reasonably permit to be installed in the Premises and (ii) the operation of the heating and air conditioning systems to be installed in the Premises, it being agreed that in no event shall the electrical energy required by Tenant for such uses exceed the capacities set forth on Exhibit C.

         Section 12.03 Meters and Payment. (a) Landlord, at its own expense, shall, on or before September 1, 2000, install a check meter, submeter or submeters (and connections to Building Equipment measuring usage), at a location(s) designated by Landlord, to measure Tenant's consumption of electricity and gas in the Premises, which submeter(s) shall be maintained by Landlord at its own expense.

         (b) Tenant shall pay to Landlord, for its consumption of electricity at the Premises, a sum equal to 105% of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, by (ii) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. "Cost Per Kilowatt Hour" means the total cost incurred by Landlord to provide electricity to the commercial portions of the Building during a particular billing period, including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the utility company in computing its charges to Landlord, divided by the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period. Such payments shall be made to Landlord, as Additional Rent within five (5) days after bills therefor are rendered by Landlord

         (c) Tenant shall pay for all gas furnished to the Premises as shown on said meters referred to herein and for all maintenance, repairs and replacements to the equipment required to provide gas to the Premises and for all other costs and expenses from time to time relating to gas service to the Premises. Such payments, plus an amount equal to five percent (5%) of such payments which represents Landlord's administrative charge for supervision and overhead, shall be made to Landlord, as Additional Rent on demand after bills therefor are rendered by Landlord.

         (d) If any tax is imposed upon Landlord's receipts from the sale or resale of any utility, including but not limited to electricity, to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. Where more than one submeter measures Tenant's consumption of any utility in the Premises, the utility measured by each submeter shall be computed and billed separately in accordance with the provisions set forth above.

         (e) If for any period any check meter, submeter or submeters are not installed or are not operational in the Premises, including the period of Tenant's performance of Tenants Work, then, based upon Landlord's initial estimate of Tenant's use of the utilities in the Premises ("Landlord's Initial Estimate"), Tenant shall pay to Landlord as Additional Rent each month (i) an amount equal to the product of (A) $1.50, subject to adjustment for any increases in rates or taxes and (B) the number of rentable square feet in the Premises, for electricity charges, and (ii) an amount equal to the product of
(A) $1.00, subject to adjustment for any increases in rates or taxes and (B) the number of rentable square feet in the Premises, for gas charges. However, notwithstanding anything contained herein to the contrary, Landlord, or a consultant selected by Landlord, shall have the right to enter the Premises and Tenant shall permit Landlord or said consultant to have access to Tenant's electrical and gas facilities at all reasonable times to determine if Tenant's use of the utilities in the Premises exceeds Landlord's Initial Estimate. If Tenant's use of the utilities in the Premises does exceed Landlord's Initial Estimate, Landlord shall have the right to furnish to Tenant a statement of Landlord's determination as to the amount that Tenant shall pay Landlord on a monthly basis for electricity and gas, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such payment, in which event the parties shall in good faith make reasonable attempts to come to an agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent consultant selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed. Tenant shall permit said independent consultant to have access to the Premises and Tenant's electrical, water and gas facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Landlord's determination was overstated by more than ten percent (10%), in which case the fee shall be paid by Landlord. When the amount of such payment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such amount, which shall be effective from the date of the unmetered usage of such utilities by Tenant and be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement is not executed and delivered. Pending the determination of the amount of the payment, Tenant shall pay to Landlord the amount of such payment as specified in Landlord's statement. Thereafter if it is determined that Tenant has overpaid, Tenant shall receive a credit against Fixed Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Fixed Rent.

         (f) Use of Utilities. Tenant shall at all times comply with the rules and regulations of all of the utility companies supplying any utilities to the Building, including, but not limited to, electricity, water, gas, telecommunications, television and cable. Tenant shall not use any electrical equipment that, would exceed the Permitted Capacity or interfere with electrical service to other tenants of the Building. Tenant shall not make or perform, or permit the making or performance of any alterations to wiring installations or other electrical facilities in or serving the Premises, or make any additions to the equipment or other appliances in the Premises that utilize electrical energy other than in accordance with this Lease (including, without limitation, Article
10). Should Landlord grant such approval, all additional risers or other equipment required therefor shall be provided by Tenant (or, at Landlord's election, by Landlord) at Tenant's sole cost and expense, provided that Landlord shall not be obligated to approve any such alteration or installation if, in Landlord's judgment, the same are unnecessary or will cause permanent damage or injury to the Building or the Premises or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants.

         Section 12.04 Service Disruption. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character or quantity of, any utility service furnished to the Premises for any reason unless caused solely by the gross negligence or willful misconduct of Landlord or its agents, employees, contractors, invitees or licensees, nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business, whether any such utility is provided by public or private utility or by any generation system owned and operated by Landlord. Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character or quantity of, any such utility service, including the employment of overtime labor.

         Section 12.05 Discontinuance of Service. Notwithstanding any provision to the contrary contained in this Article 12, Landlord reserves the right to discontinue furnishing all utilities, including, but not limited to electricity, water and gas, to Tenant in the Premises on not less than thirty (30) days notice to Tenant; provided, that Landlord is required to discontinue furnishing such utility under applicable Legal Requirements or Insurance Requirements or for reasons beyond Landlord's control. If Landlord is compelled to discontinue furnishing such utility to Tenant, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish such utility to Tenant hereunder. If Landlord so discontinues furnishing any utility, then Tenant shall arrange to obtain such utility directly from any utility company or other provider serving the Premises to the extent available, suitable and safe for such purposes. All equipment that may be required to obtain electricity, water or gas, or any other utility, of substantially the same quantity, quality and character shall be installed by Landlord, at the sole cost and expense of Landlord or Tenant, if such discontinuance arises out of the acts or omissions of Tenant. Landlord will not voluntarily discontinue furnishing any utility to Tenant until Tenant is able to receive such utility directly from the utility company or other company servicing the Building, unless the utility company or other company is not prepared to furnish such utility to the Premises on the date required as a result of Tenant's delay or negligence in arranging for service, Tenant's refusal to provide the utility company or other company with a deposit or other security reasonably requested by the utility company, or Tenant's refusal to take any other action requested by the utility company or other company.

         Section 12.06 Conservation. Tenant further agrees to operate the heating and air conditioning equipment in accordance with their design criteria unless a recognized energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, State, City or other governmental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or any successor thereto or other organization serving a similar function shall provide for any reduction in operations below said criteria in which case such equipment shall be operated so as to provide reduced service in accordance with such program, guidelines, regulations or recommendations. In addition, Tenant shall comply with any utility conservation program required pursuant to Legal Requirements or Insurance Requirements and any other reasonable program of a similar nature which Landlord may institute from time to time and required of substantially all of the tenants in the Building.

         Section 12.07 Tenant has advised Landlord that Tenant may be entitled to receive electric energy made available through Landlord to the Premises (or any portion thereof) by Consolidated Edison ("Con Ed") at a reduced rate pursuant to Con Ed's Business Incentive Rate program ("BIR Energy"). Landlord, at Tenant's expense, agrees to reasonably cooperate with Tenant's efforts to obtain BIR Energy, including, without limitation, by promptly executing and delivering, upon the request of Tenant, any applications, documents or instruments reasonably required by Tenant or Con Ed in connection therewith. Further, Landlord agrees that Con Ed and persons authorized by them shall have the right from time to time to enter upon any portion of the Building (which such entry may be supervised by a representative of Landlord) on reasonable advance notice to Landlord and otherwise in accordance with the provisions of this Lease, for the purpose of inspecting the submeters. During each applicable billing period during which Tenant receives BIR Energy, Landlord shall pass along to Tenant (by credit or refund in its sole discretion) the full amount of any credit or reduction with respect to the BIR Energy obtained exclusively by Tenant that is received by Landlord (if any), with respect to the Premises from Con Ed during or for such applicable billing period. The dollar amount by which Landlord's electrical bills (or any of them) are reduced by Con Ed (whether such reduction by way of credit or otherwise) during any applicable billing period, as a result of the provision of BIR Energy, shall be referred to herein as the "BIR Amount." The dollar amount of the credit or reduction set forth by Con Ed on any of Landlord's electrical bills for any applicable billing period with respect to the Premises shall be dispositive as between Landlord and Tenant of the amount of the BIR Amount applicable to such applicable period. Landlord shall use reasonable efforts to have Con Ed note on all of its bills such credit or reduction with respect to the BIR Energy applicable to Tenant. Tenant hereby indemnifies and agrees to hold Landlord harmless against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred in connection with or arising from (a) Landlord's execution and delivery of such applications, documents or instruments under this
Section 12.07, and (b) any adverse impact on Landlord's electric bills with respect to other portions of the Building arising from the BIR Energy benefits obtained by Tenant. Landlord agrees to maintain Con Ed as the electric service provider for the Premises and shall not change such electric service provider at any time during the Term.

                                  ARTICLE 13.

                           CLEANING AND OTHER SERVICES

         Section 13.01 (a) Tenant, at its sole cost and expense, shall cause the Premises, including the interiors of the windows thereof, to be cleaned in accordance with standards maintained by other similar, high quality office buildings in Lower Manhattan. Tenant shall keep in full force and effect throughout the Term a cleaning maintenance contract.

         (b) Landlord, at its sole cost and expense, shall cause all public portions of the Building, (including, the exterior of the windows of the Premises), to be cleaned in accordance with standards maintained by other similar high quality office buildings in Lower Manhattan. Landlord shall be obligated to clean the exterior of the windows of the Premises not less than two
(2) times during any twelve (12) month period.

         Section 13.02 Landlord, at Landlord's expense, shall dedicate to the office portion of the Building two (2) elevators providing service twenty-four
(24) hours a day, seven (7) days a week. Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at anytime, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. In the event of an emergency or for the performance of any repairs, Landlord shall have the right to discontinue, temporarily, the use of any one or more cars in any of the banks provided reasonable elevator service is provided to the Premises.

         Section 13.03 Landlord, at Landlord's expense, shall employ (a) a porter(s) for the Building who will be available at the Building on business days from 9:00 a.m. to 5:00 p.m. and who will be on call twenty-four (24) hours a day, seven (7) days a week, and (b) a security guard who will be stationed in the lobby of the Building on business days from 8:30 a.m. to 7:30 p.m. and on Saturdays from 9:00 a.m. to 5:00 p.m.

         Section 13.04 Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning, drinking and sprinkler purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a water meter and measure Tenant's consumption of water for such other purpose. Tenant shall pay Landlord the cost of any such meter and its installation and the cost of keeping such meter and any such installation equipment in good working order and repair as Additional Rent on demand. Tenant agrees to pay for water consumed as shown on said meter and all sewer and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, as and when bills are rendered.

         Section 13.05 Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, solely if necessary because of Force Majeure, Legal Requirements or Insurance Requirements or for repairs. Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, because of improvements which are necessary, or which are in the reasonable judgment of Landlord desirable. Landlord shall have no liability to Tenant for failure to supply any such service or system during such period. Landlord agrees, however, to provide, if possible, reasonable advance notice to Tenant of such repairs and to use its commercially reasonable efforts so that any such repairs, alterations and improvements shall be made with a minimum amount of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion, subject to Force Majeure. Landlord shall endeavor to temporarily interrupt any service set forth herein during non-business hours if, in Landlord's reasonable judgment, such interruption during non-business hours (a) may be performed without additional expense to Landlord, and (b) shall not subject Landlord to any liability with any other tenant in the Building.

         Section 13.06 Only persons approved by Landlord in advance (which approval shall not be unreasonably withheld) will be permitted to furnish laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to Tenant. Landlord may fix the hours during which and the regulations under which said supplies and services are to be furnished. However, Tenant, its regular office employees, or invitees may personally bring food or beverages into the Building for consumption within the Premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages shall be carried in closed containers.

         Section 13.07 Only persons approved by Landlord in advance (which approval shall not be unreasonably withheld) shall be permitted to act as maintenance contractor for all waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors servicing a first class office building with retail space. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors; and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said services but not so designated by Landlord.

         Section 13.08 Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise expressly provided in this Lease.

         Section 13.09 Landlord shall, at the request of the Tenant, maintain Tenant's proportionate share of the listings on the directory in the Building lobby, which shall include the name of the Tenant and any officers or employees of Tenant. Tenant shall deliver to Landlord, on or before the Commencement Date, a list of all names to be in included in the directory. Tenant may deliver revised listings to Landlord from time to time throughout the term (but Landlord shall not be obligated to revise the directory more than once a month), without additional charges therefor.

         Section 13.10 Landlord agrees to provide at least two (2) telecommunication service providers with access to the Building's existing riser cable system. Subject to the provisions of Article 10, Tenant, at its sole cost and expense, shall be responsible for connecting to the Building's existing riser cable system.

                                   ARTICLE 14.

                    DAMAGE TO OR DESTRUCTION OF THE PREMISES

         Section 14.01 If the Premises or any part thereof shall be damaged or rendered untenantable by fire or other insured casualty and Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provisions of this Article, Landlord shall proceed, with reasonable diligence after the collection of the insurance proceeds attributable to such damage, to repair or cause to be repaired such damage to the Basic Construction of the Premises and Landlord's Work. All other repairs required by reason of such casualty shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence after the collection of its insurance proceeds. Except as provided in Sections 8.08 and 14.07, and so long as Tenant is not in default under this Lease beyond applicable notice and cure periods provided herein for the cure thereof, Fixed Rent, Additional Rent and Tenant's Proportionate Share shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the earlier of (x) the date Tenant shall first re-open for business or (y) the ninetieth (90th) day immediately following the date the repairs to the Basic Construction of the Premises and the Landlord's Work shall have been substantially completed; provided, however, should Tenant reoccupy a portion of the Premises for the operation of its business during the period the repair work is taking place and prior to the date such damage is substantially repaired, then the Fixed Rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy. The term "substantially repaired" as used herein shall mean repaired except for minor details or so-called "punch-list items", the non-performance of which shall not preclude Tenant from reoccupying the affected portion or all of the Premises, as the case may be, and conducting its business therein.

         Section 14.02 (a) If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty and Landlord has not terminated this Lease pursuant to Section 14.03, Landlord shall within sixty (60) days from the date of such damage or destruction, deliver to Tenant a written notice setting forth Landlord's architect's estimate of the substantial completion date for the repairs ("Landlord's Repairs") required by Landlord to be made under Section 14.01. In the event that such estimate shall provide that Landlord's Repairs cannot be substantially completed within nine (9) months from the date of such damage or destruction, (exclusive of delay due to Force Majeure or adjustment of insurance which such delay shall in no event exceed three (3) months), then, within thirty
(30) days after Tenant's receipt of such notice, Tenant may terminate this Lease, by giving Landlord thirty (30) days notice of such termination. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination with the same affect as if that date were the Expiration Date, without prejudice, however, to Landlord's rights and remedies against Tenant under the terms of this Lease. In the event that Tenant does not exercise its option to terminate this Lease, Landlord shall have nine
(9) months from the date of such damage or destruction and such additional time after such date (but in no event to exceed three (3) months), as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure or adjustment of insurance (the "Repair Period") to substantially complete Landlord's Repairs. If Landlord has not given Tenant notice that it has substantially completed Landlord's Repairs within the Repair Period, then, within thirty (30) days after the date on which Landlord is required to complete the repairs pursuant to this Section, Tenant may serve notice on Landlord of its intention to terminate this Lease, and, if within said thirty (30) day period Landlord shall not have substantially completed the making of Landlord's Repairs, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date without prejudice, however, to Landlords and Tenant's rights and remedies against the other under the terms of this Lease.

      (b) If at anytime during the Term (i) more than thirty-five (35%) percent of the Premises shall be damaged and rendered Untenantable by fire or other casualty, and (ii) Landlord has not terminated this Lease pursuant to Section 14.03, then Tenant shall have the right, exercisable within thirty (30) days after the date of such fire or casualty, to notify Landlord in writing that it is terminating this Lease

      Section 14.03 If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any such event Landlord may, at its option, terminate this Lease, by giving Tenant thirty (30) days' notice of such termination, within ninety (90) days after the date of such fire or other casualty. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same affect as if that date were the Expiration Date without prejudice, however, to Landlord's rights and remedies against Tenant under the terms of this Lease. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repairs pursuant to Section 14.01, there shall be a Successor Landlord, such Successor Landlord shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by thirty (30) days' notice to Tenant and in the event that such a notice of termination shall be given, this Lease shall terminate as of the date provided in such thirty (30) day notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's (or Successor Landlord's) rights against Tenant under the terms of this Lease.

         Section 14.04 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord shall not be obligated to carry insurance of any kind on Tenant's Property or any improvements made at Tenant's sole cost and expense, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         Section 14.05 Except as expressly provided in Section 8.06, nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 14.06 This Article shall be considered an express agreement governing any cases of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

         Section 14.07 Notwithstanding any of the foregoing provisions of this Article, if, by reason of some action or inaction on the part of Tenant or any of its employees, agents, licensees or contractors, either (a) Landlord or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the Premises or the Building shall be damaged or destroyed or rendered completely or partially Untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds and Landlord shall have no obligation to restore the Basic Construction of the Premises or Landlord's Work.

                                  ARTICLE 15.

                                 EMINENT DOMAIN

         Section 15.01 If the whole of the Real Property or the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the vesting or acquisition of title in the condemning authority with the same effect as if said date were the Expiration Date.

         (a) If less than the whole of the Real Property or the Premises is acquired or condemned by eminent domain (whether or not such acquisition or condemnation may have rendered the Premises (or remainder thereof) commercially unsuitable for the Permitted Uses), neither Landlord nor Tenant shall have the right to terminate this Lease and this Lease and all of the terms and provisions thereof shall continue in full force and effect, except that the Fixed Rent, Additional Rent payable hereunder and Tenant's Proportionate Share shall be reduced, as of the date of the vesting or acquisition of title in the condemning authority, in the same proportion that the area of the Premises acquired or condemned bears to the original Premises demised and, to the extent Landlord shall receive an award in condemnation, Landlord shall repair those items which it is required to repair under Section 14.01 as near to its former condition as the circumstances will permit; provided, however, that Landlord, in any event, shall not be required to spend for such restoration work any amounts in excess of the amount collected by Landlord as damages for the condemnation of such portion of the Premises, and Tenant, at Tenant's expense, shall make all necessary repairs and alterations to Tenant's Work and all of its trade fixtures, decorations, signs and contents. Notwithstanding the provisions of this Subsection (b), provided that Tenant shall not be in default under any of the terms, covenants and conditions of this Lease beyond applicable notice and cure periods contained herein, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord if fifteen (15%) percent or more of the Premises is acquired or condemned.

         (b) Notwithstanding anything to the contrary set forth in this Lease, if more than fifteen (15%) percent of the Building shall be acquired or condemned as aforesaid or if any part of the Building is acquired or condemned so as to render, in Landlord's reasonable business judgment, the remainder commercially unsuitable for use as a mixed use building, Landlord shall have the right, by written notice given to Tenant within thirty (30) days after the date of such acquisition or condemnation, to terminate this Lease, such termination to be effective as of the date of the vesting or acquisition of title in the condemning authority.

         Section 15.02 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire compensation or award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority, for the value of any unexpired portion of the Term or for Tenant's leasehold interest and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for any moving expenses or for the value of any Tenant's Property which would be removable at the end of the Term pursuant to the provisions of Article 10 and for the unamortized cost of Tenant's Improvements, but only if such award shall be made by a condemnation court in addition to, and shall not adversely affect or result in a reduction of, the award made by it for the Real Property and the Building Equipment so taken.

         Section 15.03 If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease and the Term shall be and remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation or taking) and it shall continue to pay the rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive that portion of the award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such occupancy prior to the Expiration Date, Tenant, at its own expense, will restore the Premises as nearly as possible to their condition prior to the condemnation or taking. Notwithstanding the foregoing, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered to and held by Landlord in trust for the making of rent payments. The rights and interests of Landlord and Tenant to any award received or receivable with respect to a condemnation or taking for temporary use or occupancy shall be in all other respects governed by the applicable provisions of the Superior Lease and the Superior Mortgage and in the event of any conflict between the terms of this Section and of the Superior Lease and the Superior Mortgage, those of the Superior Lease and the Superior Mortgage shall govern.

         Section 15.04 If the grade of any street upon which the Real Property is situated or abuts shall be changed by any competent authority, this Lease and the Term shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award or compensation that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or compensation and agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         Section 15.05 The terms "condemnation" and "acquisition" as used herein shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between the Superior Lessor or Landlord and any governmental authority authorized to exercise the power of eminent domain. In the event that there shall be any dispute between Landlord and Tenant arising out of the provisions of this Article, such dispute shall be settled by arbitration pursuant to Article 27.

         Section 15.06 Should any part of the Premises be taken to effect compliance with any Legal Requirement other than in the manner hereinabove provided in this Article, then if such compliance is the obligation of Tenant, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but if such compliance is the obligation of Landlord, the rent shall be equitably adjusted in the manner provided in Section 15.01.

                                  ARTICLE 16.

                            CONDITIONS OF LIMITATION

         Section 16.01 This Lease and the Term and estate hereby granted are subject to the limitations that:

         (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

         (b) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy code or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

         (c) if any financial statement or other financial information furnished by Tenant or Guarantor pursuant to the provisions of this Lease or at the request of Landlord (including credit bureau reports or statements) shall evidence or disclose either net worth or net assets of Tenant or Guarantor at least 50% less than the net worth or net assets, as the case may be, shown in either the immediately prior financial statement or in the financial statement furnished at the time of execution of this Lease of Tenant or Guarantor, as the case may be, and Tenant fails to furnish to Landlord promptly after notice from Landlord to Tenant requesting it, an additional security deposit so that the aggregate amount of security then held by Landlord shall be equal to the aggregate of the Fixed Rent and Additional Rent payable hereunder for the twelve
(12) full calendar months immediately preceding such notice, which security shall be held by Landlord pursuant to the terms of Article 35 until Tenant or Guarantor, as the case may be, shall furnish succeeding annual financial statements to Landlord evidencing increases of not less than 25% over each prior statement of Tenant and Guarantor, as the case may be, in both net worth and net assets; or

         (d) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default; provided, however, that Tenant shall not be entitled to receive from Landlord more than two (2) notices in any twelve (12) month period for its failure to pay Fixed Rent or Additional Rent and thereafter Landlord shall not be obligated to provide Tenant with notice of such default for a period of the following twelve (12) months; or

         (e) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and
(z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord; and in any event prior to such time as would either
(i) subject Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgage or the Fee Mortgagee to prosecution for a crime or (ii) cause a default under the Superior Lease or the Superior Mortgage (provided Landlord shall have delivered a copy of such Superior Lease or Superior Mortgage to Tenant); or

         (f) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation or law or otherwise devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 21;

then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 17.

         Section 16.02 Nothing in Section 16.01 shall be deemed to require Landlord to give the notice therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

         Section 16.03 If at any time, (a) Tenant shall be comprised of two or more persons, or (b) there is a Guarantor of any of Tenant's obligations under this Lease, the word "Tenant", as used in Subsections (a) and (b) of Section
16.01 and this Section 16.03, shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

         Section 16.04 If the notice provided for in Section 16.01 shall have been given and this Lease shall be terminated, then, in any such event, Landlord may without notice terminate all services.

                                  ARTICLE 17.

                         RE-ENTRY BY LANDLORD; REMEDIES

         Section 17.01 (a) If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such default shall continue for a period of five (5) days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 16:

                  (i) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice (except as required by law), either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages thereof), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises and in no event shall reentry be deemed an acceptance of surrender of this Lease; and

                  (ii) Landlord, at its option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of such reletting, for refusal or failure to collect any rent upon any such reletting and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         (b) No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 17 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

         Section 17.02 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises or any interest therein, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         Section 17.03 In the event of any breach or threatened breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

         Section 17.04 If this Lease shall terminate as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

         (a) Tenant shall pay to Landlord all rent to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Premises by Landlord, as the case may be;

         (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any rent due at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant;

         (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount if any of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of
Section 17.01 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting);

         (d) Any deficiency in accordance with subdivision (c) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

         (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period to the Expiration Date from the latest of the date of termination of this Lease, the date of re-entry or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the rate of 6% per annum to present worth. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall conclusively be deemed to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of the reletting; and

         (f) In no event shall Tenant be entitled (i) to receive any excess of any Net Rent under subdivision (c) over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section, to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

         Section 17.05 (a) If this Lease be terminated as provided in Article 16 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease;

                  (i) That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date;

                  (ii) That Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease for the making of any Improvement to the Premises or for repairing any part thereof; and

                  (iii) That, for the breach of either Subdivision (i) or (ii) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Lease had such default not occurred.

         (b) Each and every covenant contained in this Article shall be deemed separate and independent, and not dependent on any other term of this Lease for the use and occupation of the Premises by Tenant, and the performance of any such term shall not be considered to be rent or other payment for the use of said Premises. It is understood that the consideration for the covenants in this
Article is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.

         Section 17.06 Except as set forth in Section 19.06, nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         Section 17.07 Each right of Landlord and Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the simultaneous or later exercise by Landlord and Tenant of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

                                  ARTICLE 18.

                   CURING TENANT'S DEFAULTS; FEES AND EXPENSES

         Section 18.01 If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed beyond any applicable notice and cure periods, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency and upon five (5) days' prior notice in all other cases, Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Bills for any reasonable expenses incurred by Landlord in connection with any such performances or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys' fees and disbursements, shall be paid by Tenant as Additional Rent on demand. In the event that Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

                                  ARTICLE 19.

                        NON-LIABILITY AND INDEMNIFICATION

         Section 19.01 Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises, and Tenant hereby indemnifies Landlord against any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant (or to any of Tenant's agents, employees, contractors, subcontractors, guests, invitees, licensees, concessionaires and/or subtenants) for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of any of Tenants' agents, employees, contractors, subcontractors, guests, invitees, licensees, concessionaires and/or subtenants, irrespective of the cause of such injury, damage or loss, unless due to the negligence or willful misconduct of Landlord or Landlord's agents, employees, contractors, invitees or licensees, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises; provided, however, that even if due to any such negligence of Landlord or Landlord's agents, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith. Landlord and Landlord's agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord's agents. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

         Section 19.02 Neither any (a) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installments, substitutions, betterments or decorations in or to the Real Property, Building Equipment or Premises, (b) failure of Landlord or others to make any repairs or improvements, (c) damage to the Building Equipment, Premises or Tenant's Property, (d) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building, Building Equipment or Premises, (f) temporary covering or bricking up of any windows of the Premises for any reason whatsoever including Landlord's own acts, nor any permanent covering or bricking up of any such windows if required by any Legal Requirement or Insurance Requirement or the declaration, nor (g) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (f), shall impose any liability on Landlord to Tenant, other than such liability as may be imposed upon Landlord by law or for Landlord's negligence or willful misconduct or the negligence or willful misconduct of Landlord's agents, employees, contractors, invitees or licensees, in the operation or maintenance of the Building or the Building Equipment or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

         Section 19.03 Tenant hereby indemnifies Landlord against liability in connection with or arising from (a) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant in violation of the provisions of this Lease, or
(c) any acts, omissions or negligence of Tenant or its contractors, subcontractors, agents, employees, invitees or licensees, in or about the Premises or the Real Property either prior to, during or after the expiration of, the Term.

         Section 19.04 Tenant shall pay to Landlord as Additional Rent, within ten (10) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in Section 19.03.

         Section 19.05 The provisions of Sections 19.01 and 19.03 are subject to the provisions of Sections 8.06 and 8.07 and in the event of any inconsistency the provisions of 8.06 and 8.07 shall control.

         Section 19.06 Landlord agrees that in any action brought against Tenant by Landlord, Landlord will not make a claim against Tenant for consequential damages (as opposed to actual damages); provided that nothing contained in this
Section 19.06 shall be deemed to limit Landlord's right to (a) seek such damages as set forth in Article 17 and elsewhere in this Lease (which shall not be deemed consequential damages), and (b) indemnification under this Article 19, even if it would result in Tenant paying consequential damages.

                                  ARTICLE 20.

                                    SURRENDER

         Section 20.01 On the Expiration Date or upon the sooner termination of this Lease or upon any reentry by Landlord upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all Improvements and Fixtures (except as otherwise provided for in this Lease). Tenant shall remove from the Real Property all of Tenant's Property (excluding any of Tenants Property which is affixed or attached to the Premises) and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant as Additional Rent on demand.

         Section 20.02 If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Section 20.01 shall be performed on or prior to the immediately preceding business day.

         Section 20.03 Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

         Section 20.04 The parties recognize that the damage to Landlord resulting from any failure of Tenant to timely surrender possession of the Premises will be substantial and will be impossible to accurately measure. Tenant agrees that if possession of the Premises is not delivered to Landlord on the Expiration Date (or any sooner termination date), Tenant, at the option of the Landlord, shall pay to Landlord, as liquidated damages and not as a penalty and in lieu of consequential damages, a monthly rental equal to the greater of
(a) three (3) times the Fixed Rent and Additional Rent payable during the last month of the Term or (b) the then current Fair Market Value Rent for the Premises, and Tenant shall continue to occupy the Premises subject to all of the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy.

Section 20.05 Tenant's obligations under this Article shall survive the termination of this Lease.

                                  ARTICLE 21.

                      ASSIGNMENT, MORTGAGING AND SUBLETTING

         Section 21.01 Neither this Lease nor any part hereof nor the interest of Tenant in any sublease or the rentals thereunder, shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest and neither the Premises, nor any part thereof, nor any Tenant's Property shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used, occupied or utilized for desk space or for mailing privileges by anyone other than Tenant, without the prior consent of Landlord. which consent shall not be unreasonably withheld or delayed. For purposes of this Article 21, (i) the issuance of interests in Tenant, Guarantor or any subtenant (whether stock, partnership interest or otherwise) to any person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance, such person or group shall have control of Tenant, Guarantor or such subtenant, shall be deemed an assignment of this Lease or such sublease, as the case may be, (ii) a transfer of more than 50% in interest of Tenant, Guarantor or any subtenant (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed an assignment of this Lease, or such sublease, as the case may be, (iii) a take-over agreement shall be deemed an assignment of this Lease, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 21, and (v) a modification, amendment or extension of a sublease which alters the terms thereof in more than a de minimis manner shall be deemed a sublease. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 21 shall be void. For the purposes of clause (ii) of the preceding sentence, stock ownership shall be determined in accordance with the principles set in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954. If Tenant shall assign this Lease or sublet the Premises or a portion thereof in accordance with this Article 21, any such assignee or subtenant may use the Premises for the uses permitted hereunder. Notwithstanding anything contained in this Section 21.01, the public offering or trading of Tenant's stock on a nationally recognized exchange or on the NASDAQ over-the-counter or "small-cap issues" markets shall not constitute an assignment for purposes hereof and shall be permitted without Landlord's consent.

         Section 21.02 If this Lease be assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default beyond applicable notice and cure periods, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant or any permitted assignee or subtenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment of this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances, be deemed a waiver of any of the provisions of Section 21.01 or relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease (as same may be amended or modified from time to time) on Tenant's part to be performed and Tenant shall remain fully and primarily liable therefor.

         Section 21.03 No assignment consented to by Landlord hereunder shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and by the assignee, in which such assignee shall assume performance of all terms of this Lease on Tenant's part to be performed.

         Section 21.04 (a) Notwithstanding anything contained in Sections 21.01 and 21.02 to the contrary, in the event that at any time Tenant desires to sublet all or any full floor(s) of the Premises (but not the entire Premises) for a term which shall expire during the last year of the Term (as such Term may be extended pursuant to Article 42 hereof) or to assign its interest in this Lease, Tenant shall give Landlord written notice thereof, which notice shall be accompanied by (i) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, (ii) with respect to a sublet of all or any full floor(s) of the Premises (A) the date Tenant desires the subletting to be effective and (B) a description of the portion of the Premises to be sublet,
(iii) the principal terms and conditions of the proposed assignment or subletting, including without limitation, the proposed rent payable, the proposed commencement and expiration dates of the terms of the proposed subletting, or the effective date of the proposed assignment, and (iv) such other information as Landlord may reasonably request within ten (10) days after Landlord's receipt of Tenant's Notice. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may elect to (i) terminate this Lease in its entirety, if the proposed transaction is an assignment of the Lease or a subletting of all or seven of eight floors of the Premises for the remainder of the Term, or (ii) terminate this Lease as to the full floor(s) proposed to be sublet, if the proposed transaction is a subletting of more than three (3) floors in the aggregate. Such right shall be exercised by written notice from Landlord to Tenant within thirty (30) days after receipt of Tenant's notice. If Landlord shall send such notice, Tenant shall vacate and surrender the Premises or any full floor(s) proposed to be sublet, on or before the date specified in said notice (the "termination date") which shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting and not later than sixty (60) days from the date of Landlord's termination notice to Tenant. The Term shall end on such termination date as if such date was the Expiration Date. If a part of the Premises is surrendered to Landlord pursuant hereto, Landlord and Tenant shall execute and deliver a supplementary agreement modifying this Lease, as of the day following such surrender, by eliminating such surrendered space from the Premises, equitably reducing the rent allocable to the remaining Premises and appropriately modifying the other terms of this Lease to reflect the elimination of such surrendered space from the Premises. If Landlord shall terminate this Lease pursuant to this Section 21.04(a), Landlord shall be free to lease the Premises (or any part thereof) to any party whatsoever without liability to Tenant, provided, however, with respect to a partial termination of this Lease, Landlord shall not lease the surrendered portion of the Premises to a direct competitor of Tenant . If Landlord shall not elect to terminate this Lease pursuant to this Section 21.04(a), the other provisions of this Article 21 shall apply with respect to any proposed assignee or subtenant.

         (b) In the event that (x) within thirty (30) days after Tenant shall have requested Landlord's consent to any such subletting or assignment and shall have submitted to Landlord all items required by Section 21.04(a), Landlord does not exercise its option to terminate this Lease, in whole or in part, as referred to in Section 21.04(a), or (y) Tenant shall have requested Landlord's consent to a subletting of a portion of the Premises (including, a portion of any floor) for a term which expires earlier than one (1) year prior to the expiration of the Term, Landlord's consent to such subletting or assignment, as the case may be, shall not be unreasonably withheld, provided that all of the following conditions have been satisfied:

                  (i) In the reasonable judgment of Landlord the proposed subtenant or assignee, as the case may be, is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Building, and the nature of the proposed subtenant's or assignee's business and its reputation is in keeping with the character of the Building and its tenancies;

                  (ii) The purposes for which the proposed subtenant or assignee intends to use the Premises or the applicable portion thereof are permitted by and not prohibited by this Lease;

                  (iii) Tenant shall not have advertised in any way the availability of all or part of the Premises without Landlord's consent, which shall not be unreasonably withheld, and no advertisement shall state the proposed rental at a rental rate less than the greater of (x) the rent then payable hereunder for such space or (y) the rent at which Landlord is then offering to lease comparable space in the Building;

                  (iv) The proposed occupancy shall not impose an extra burden upon the Building Equipment or building services;

                  (v) There shall not be more than one (1) subtenant (including Landlord or its designee) per floor in the Premises;

                  (vi) The proposed sublease shall prohibit any assignment or subletting, except as otherwise provided in Sections 21.08, 21.09 and
         21.10 of this Lease;

                  (vii) The proposed assignment shall prohibit any assignment or subletting, except as otherwise provided in this Lease.

                  (viii)The proposed sublease shall be expressly subject and subordinate to all of the provisions of this Lease;

                  (ix) Tenant shall not be in default in the performance of any of its obligations under this Lease beyond applicable notice and cure periods either at the time Landlord's consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or upon the effective date of any such assignment;

                  (x) Tenant shall reimburse Landlord for any reasonable third-party costs (including, without limitation, reasonable attorney's fees) that may be incurred by Landlord in connection with said sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee;

                  (xi) The proposed subtenant or assignee shall not then be a tenant of any space in the Building or a related corporation of any other tenant or a party who dealt with Landlord or Landlord's agent (either directly or through a broker) for the rental of any space in the Building within the six (6) months immediately preceding Tenant's request for Landlord's consent, provided that there is comparable space available for lease in the Building by Landlord;

                  (xii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State; and

                  (xiii)The proposed subtenant or assignee shall not be a person then negotiating with Landlord or Landlord's agent (either directly or through a broker) for the rental of any space in the Building, provided that there is comparable space available for lease in the Building by Landlord;

         (c) Subject to Article 37, Tenant shall have the right to submit a dispute to arbitration pursuant to Article 27 as to whether Landlord shall have reasonably withheld its consent to such proposed assignment or subletting, except that such arbitration shall be held in accordance with the then prevailing rules for Expedited Arbitration of the American Arbitration Association.

         (d) With respect to each and every sublease or subletting or assignment authorized by the provisions of this Section, it is further agreed and understood between Landlord and Tenant as follows:

                  (i) No subletting shall be for a term ending later than one
         (1) day prior to the Expiration Date and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one (1) day prior to the Expiration Date or the sooner termination of the Term, is hereby deemed to be a nullity; and

                  (ii) There shall be delivered to Landlord, within ten (10) days after the commencement of the term of the proposed sublease, notice of such commencement, or in the case of an assignment, notice of the effectiveness of such assignment.

         (e) In the event Landlord fails to exercise its rights under Section 21.04(a) above, or consents to any assignment or subletting pursuant to this
Article 21, and Tenant fails to execute and deliver an assignment or sublease, as approved by Landlord within one hundred eighty (180) days after receipt of such approval, then Tenant shall again comply with all of the requirements of this Article 21 before assigning this Lease or subletting all or any part of the Premises.

         Section 21.05 Notwithstanding anything to the contrary herein, if Landlord shall consent to any assignment or subletting and Tenant shall either
(a) receive any consideration from its assignee in connection with the assignment of this Lease, Tenant shall pay over to Landlord so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's Property in the Premises), less the then net unamortized or undepreciated costs of Tenant's Work and Improvements (to the extent not performed or provided by Landlord at Landlord's expense, or paid by Landlord) as determined on the basis of the amortization schedule therefor utilized by Tenant in Tenant's federal income tax returns, and the brokerage commissions and attorneys' fees and disbursements (including, without limitation, actual up front, out of pocket payments for improvement allowances, free rent or other concessions paid at or prior to the effective date of such assignment), reasonably incurred by Tenant for such assignment or (b) sublet the Premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase or rental of Tenant's Property in the Premises), less the then net unamortized or undepreciated cost of Tenant's Work and Improvements (to the extent not performed or provided by Landlord at Landlord's expense, or paid by Landlord) determined on the basis of the amortization schedule therefor utilized by Tenant in Tenant's federal income tax returns, which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent, such excess less brokerage commissions and attorneys' fees and disbursements (including, without limitation, actual up front, out of pocket payments for improvement allowance or other concessions paid at or prior to the effective date of such sublease), reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to Section 21.05(a) shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to Section 21.05(b) shall be paid on the date or dates such sums are paid to Tenant by the subtenant. Notwithstanding anything to the contrary set forth in this Section 21.05, to the extent Landlord shall not have any termination rights with respect to any subletting under Section 21.04(a) above, Tenant shall only be required to pay to Landlord fifty (50%) percent of the amount Tenant would be required to pay to Landlord pursuant to this Section 21.05(b) with respect to such subletting.

         Section 21.06 If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or subletting of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and subletting or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month's rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Landlord, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in Section 8.07.

         Section 21.07 In the event that, at any time after Tenant named herein may have assigned its interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in subdivisions (a) or (b) of
Section 16.01 or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article 16 based upon any of the conditions of limitation set forth in said subdivisions, Tenant named herein, upon request of Landlord given within thirty (30) days after such disaffirmation or rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by an act of Landlord), shall (a) pay to Landlord all Fixed Rent, Additional Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Additional Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of Article 7 after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant named herein shall default for a period of ten (10) days after Landlord's request in its obligations to enter into said new lease then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of the default thereunder of Tenant named herein.

         Section 21.08 Notwithstanding the provisions of Section 21.01 and
Section 21.04, Landlord's consent will not be required for an assignment of this Lease in connection with transactions with an entity into or with which Tenant is merged or consolidated so long as: (i) such entity shall agree with Landlord to be bound by all of the obligations of Tenant hereunder; (ii) such assignment shall not relieve Tenant of any of the obligations hereunder; (iii) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease; and (iv) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles of at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger or consolidation, and (B) the net worth of the original Tenant on the date of this Lease.

         Section 21.09 Notwithstanding the provisions of Section 21.01, in the event that Tenant sells its business to another entity by way of sale of all of the stock or other ownership interests therein or assets thereof, no consent of Landlord will be required (and the provisions of Sections 21.04 and 21.05 shall not apply) to an assignment of this Lease to said acquiring entity, provided that (and it shall be a condition of the validity of any such assignment): (i) such entity shall agree, pursuant to a written assumption agreement, to be bound by all of the obligations of Tenant hereunder, including the requirements of
Article 5; (ii) such assignment shall not relieve Tenant of any of its obligations hereunder; (iii) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease; (iv) Tenant shall furnish Landlord with information regarding the (A) financial condition of the acquiring entity, (B) nature of the acquiring entity's business, and (C) identity of the owners of the acquiring entity (unless the acquiring entity is publicly traded); (vi) no lawsuits are then pending or threatened between Landlord or any Affiliate of Landlord and the proposed assignee (or any Affiliate thereof); and (vii) the proposed assignee is not entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed assignee agrees to waive such diplomatic or sovereign immunity.

         Section 21.10 Notwithstanding the provisions of Section 21.01, Landlord's consent shall not be required for an assignment of this Lease or a sublease of the Premises (in whole or in part) to an Affiliate of the Tenant (but only for such period of time as such Person remains an Affiliate of the Tenant), it being agreed that the subsequent transfer of Control, or any other transaction(s) having the overall effect that such Person ceases to be such an Affiliate of the Tenant, shall be treated as if such transfer or transactions(s) were, for all purposes, an assignment of this Lease to a third party not an Affiliate of the Tenant governed by the provisions of this Article 21.

         Section 21.11 For the purposes of this Article 21, the following terms shall have the meanings indicated:

         (a) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly (through one or more intermediaries), Controls, is Controlled by, or is under common Control with, such first Person.

         (b) "Control" shall mean, (i) (a) the ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any Person that is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interests in such Person, or (ii) in the case of any such Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

                                  ARTICLE 22.

                          SUBORDINATION AND ATTORNMENT

         Section 22.01 Provided that Landlord obtains from any future Superior Mortgagee and/or Superior Lessor an agreement to the effect that, so long as no event of default shall at the time have occurred and be continuing hereunder after applicable notice and cure periods, (a) Tenant and its permitted subtenants and assigns shall not be made a party to any proceeding to foreclose the Superior Mortgage or to terminate the Superior Lease; (b) that Tenant's possession of the Premises under the terms of this Lease, shall not be terminated or disturbed as a result of the foreclosure of any Superior Mortgage or termination of any Superior Lease; and (c) that such Superior Mortgagee or Superior Lessor, as the case may be, will recognize Tenant as the direct tenant of such Superior Mortgagee or Superior Lessor on all of the terms and conditions of this Lease subject to the provisions hereinafter set forth; together with such other terms as are customarily contained in the Superior Mortgagee's or Superior Lessee's form of subordination, non-disturbance and attornment agreement (the "Subordination Agreement"), then this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (iv) of this Section 22.01, the "Superior Lease"), (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (iii) and (iv) of this Section 22.01, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage, (iii) each advance made or to be made under the Superior Mortgage, and (iv) all renewals. modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreader and consolidations of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required, provided Tenant receives the Subordination Agreement. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within fifteen (15) days after the request therefor, Tenant shall be in default of this Lease. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, a savings or commercial bank or trust company, insurance company, savings and loan association, a welfare, pension or retirement fund or system or any other lender shall be or be willing to become the Superior Mortgagee and shall request reasonable modifications of this Lease as a condition of such financing (whether in the Subordination Agreement or otherwise), Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect Tenant's leasehold interest or otherwise diminish the rights of Tenant hereunder in any material respect. Landlord represents that, as of the date of this Lease, (A) there are no Superior Mortgages encumbering the Premises except the Superior Mortgage held by Whitehall Street Real Estate Limited Partnership XI, and (B) there are no Superior Leases encumbering the Premises.

         Section 22.02 Landlord hereby notifies Tenant that this Lease may not be canceled or surrendered, or modified or amended so as to reduce the rent, shorten the Term or adversely effect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder, without the consent of the Superior Lessor and the Superior Mortgagee in each instance, except that said consent shall not be required for the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

         Section 22.03 If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, of the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn, from time to time, to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provision of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section reasonably satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (c) obligated to perform any work; (d) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

         Section 22.04 If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

         Section 22.05 (a) This Lease and Tenant's rights hereunder are, and shall at all times be, superior to any condominium declaration, by-laws and other instruments (collectively, the "Declaration") that may be recorded in order to subject the Building to a condominium form of ownership pursuant to
Article 9-B of the New York Real Property law or any successor statute. Landlord agrees that neither the Declaration nor any provision thereof shall be effective to limit or otherwise adversely affect Tenant's rights under this Lease, or to increase any of Tenant's obligations under this Lease. Notwithstanding the foregoing, Landlord may amend the Declaration without Tenant's consent, provided that such Declaration (as amended) (a) remains subject and subordinate to this Lease and (b) does not otherwise adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

                        (b) In the event the Building is converted to a condominium form of ownership, Landlord hereby agrees and covenants that, at all times during the Term, there shall be a single holder of fee title to the unit of the condominium of which the Premises form a part.

                                  ARTICLE 23.

                          ACCESS; CHANGE IN FACILITIES

         Section 23.01 (a) Nothing herein contained shall be construed as a letting by Landlord to Tenant of, (i) the faces of exterior walls, (ii) the space below the underside of the Premises, (iii) the land below the sub-base of or air rights above, the Premises or the Building, (iv) the roof, or (v) the common areas and facilities of the Building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces, stairs, landings and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, conduits, pipes, ductwork, air conditioning rooms, telephone rooms, fan rooms, heating, ventilating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building Equipment, and the use thereof, as well as access thereto through the Premises for the purpose of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are hereby reserved to Landlord. Notwithstanding the foregoing, subject to the provisions of this Lease, Tenant shall have the right in common with other tenants of reasonable access to, and use of, the conduits, shafts, telephone rooms, stacks, stairways, pipes, ductwork, plumbing, electrical and other mechanical facilities, provided such access and use does not interfere with the proper functioning of the Building System, the operations of the Building and/or the use and occupancy by other tenants in the Building of their respective premises. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building Equipment, as well as in the entrances, doors, corridors, elevators, stairs, landings, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change (a) does not unreasonably deprive Tenant of access to the Premises and (b) does not unreasonably interfere with the use of the Premises or the services furnished to the Premises, for an unreasonable length of time, and (c) does not result in a breach of any covenant contained herein on the part of Landlord to observe and perform.

                  (b) Notwithstanding anything contained herein, Tenant shall have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) any Major Alteration (as hereinafter defined) to the lobby in the Building. For purposes of the foregoing sentence, the term "Major Alteration" shall mean any alteration within the commercial portion of the lobby that (i) materially affects the appearance of the lobby and (ii) costs in excess of $250,000 in the aggregate. In the event Tenant shall fail to respond to Landlord's written notice requesting Tenant's approval of any Major Alteration within seven (7) business days after receipt of Landlord's notice, then Tenant shall be deemed to have approved such Major Alteration. Nothing contained in this Section 23.01(b) shall be applicable to any Superior Mortgagee or anyone else who acquires title from a Superior Mortgagee or who acquires title after foreclosure of any Superior Mortgage.

         Section 23.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts, wires and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Premises, or damage the appearance thereof, or adversely affect the layout of the Premises. Landlord shall endeavor to install any such pipes, ducts, wires and conduits in the walls, columns or ceilings of the Building, provided such installation in the walls, columns or ceilings is structurally possible and consistent with good engineering practices. Landlord, at its expense, shall promptly repair any damage caused by any such installations, use or maintenance. Where access doors are required in, or adjacent to the Premises for mechanical trades, Landlord shall furnish and install such access doors and confine their location wherever practical to closets, coatrooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

         Section 23.03 Landlord or Landlord's agents or designees shall have the right to enter the Premises at all reasonable times, whether or not during normal business hours but upon reasonable advance notice to Tenant, except in an emergency in which case no notice shall be required, for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right reserved to Landlord in this Lease; (b) to exhibit the Premises to prospective purchasers and current or prospective mortgagees or lessors; (c) during the last twelve
(12) months of the Term, to exhibit the Premises to prospective tenants; (d) to make or cause to be made such repairs or improvements, or to perform such maintenance, including the maintenance of Building Equipment, (i) as Landlord may deem necessary or desirable or (ii) as may be required pursuant to any Legal Requirements; (e) to take into and store upon the Premises all materials that may be required in connection with any such repairs, improvements or maintenance; and (f) to alter, renovate and decorate the Premises after the expiration or earlier termination of this Lease. Landlord agrees however, that all such repairs, entries, improvements and maintenance shall be made with a minimum of inconvenience to Tenant and Landlord will diligently proceed therewith to completion but without obligation to employ overtime labor and subject to Force Majeure. If Tenant, its agents or employees shall not be present or shall not permit any entry into the Premises at any time when such entry shall be permissible, Landlord may, in the event of an emergency, use a master key or forcibly enter the Premises. The Superior Lessor, the Superior Mortgagee and the Fee Mortgagee shall each have the right to enter the Premises at all times to examine the Premises or for the purpose of exercising any right reserved to Landlord under this Section.

         Section 23.04 Landlord or Landlord's agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, for any lawful purpose, by any representative of fire, police, building, sanitation or other department or instrumentality of the borough, city, state or federal governments. Nothing contained in, nor any action taken by Landlord under, this Section shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

         Section 23.05 Landlord reserves the right to light, from time to time, all or any portion of the Premises at night for display purposes but shall reimburse or credit Tenant, at Landlord's option, for any expenses for electricity incurred by Tenant for such display lighting after 9:00 P.M.

         Section 23.06 The exercise of any right reserved to Landlord in this
Article in accordance herewith, shall be without liability of Landlord to Tenant except with respect to the gross negligence or willful misconduct of Landlord, its agents, employees and contractors in connection therewith.

                                  ARTICLE 24.

                              INABILITY TO PERFORM

         Section 24.01 Except as set forth in Articles 3 and 4, this Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease or by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to employ overtime labor, except as otherwise set forth in this Lease.

                                  ARTICLE 25.

            LEGAL PROCEEDINGS; WAIVER OF COUNTERCLAIMS AND JURY TRIAL

         Section 25.01 In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding other than mandatory counterclaims. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Article shall survive the Expiration Date or sooner termination of this Lease.

                                  ARTICLE 26.

                                 NO OTHER WAIVER

         Section 26.01 The failure of Landlord or Tenant to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

         Section 26.02 The following specific provisions of this Section shall not limit the generality of the provisions of this Article:

         (a) No agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease. Without limiting the generality of the preceding sentence, if, subject to the provisions of Article 21, Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or Landlord's agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

         (b) The receipt or acceptance by Landlord of rent with knowledge of breach by Tenant of any term of this Lease shall not be deemed a waiver of such breach.

         (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other right of Landlord.

         (d) Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extended term. Any termination of this Lease shall serve to terminate any such renewal or extension whether or not Tenant shall have exercised any option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend the Term.

         (e) No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor of the Tenant named herein.

                                  ARTICLE 27.

                                   ARBITRATION

         Section 27.01 The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination is such manner shall have been specifically provided for in this Lease.

         Section 27.02 The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:

         (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

         (b) if the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

         Section 27.03 Each arbitrator shall be a fit and impartial person who shall have had at least ten (10) years' experience in the County of New York in a calling connected with the matter of the dispute.

         Section 27.04 The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any other organization successor thereto.) The decision and award shall be rendered by the arbitrators, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator, or, in the case of a determination by a single arbitrator pursuant to subdivision (a) of Section 27.02 within thirty
(30) days after the expiration of the period during which a second arbitrator may be appointed. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

         Section 27.05 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

         Section 27.06 Notwithstanding the provisions of this Article, if any delay in complying with any requirement of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under the Superior Mortgage or the Superior Lease, Landlord may exercise its right under Article 18 to remedy such default and in such event the sole question to be determined by the arbitrators under this Article shall be whether Tenant is liable under Article 18 for Landlord's costs and expenses of curing such default.

                                  ARTICLE 28.

                                 QUIET ENJOYMENT

         Section 28.01 If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this Lease on the part of Tenant to be kept, observed and performed within applicable notice and cure periods (if any), Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and of the Superior Lease and the Superior Mortgage. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of Landlord, except to the extent of Landlord's interest in this Lease and then subject to the terms of Section 40.02.

                                  ARTICLE 29.

                              RULES AND REGULATIONS

         Section 29.01 Tenant and its employees, agents, invitees and licensees shall faithfully observe and comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein and additions thereto as Landlord hereafter may make and communicate to Tenant ("Rules and Regulations"). Tenant's right to dispute the reasonableness of any changes in the Rules and Regulations and additional Rules and Regulations shall be deemed waived unless asserted to Landlord within thirty (30) days after Landlord shall have given Tenant notice of the adoption of any such additional Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation, or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations.

         Section 29.02 Notwithstanding anything to the contrary in any of the Rules and Regulations, whenever Landlord shall claim by notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim to Landlord within thirty (30) days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 27.

                                  ARTICLE 30.

                                  BUILDING NAME

         Section 30.01 The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building. In the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building. Notwithstanding anything to the contrary set forth in this Section 30.01, at all times during the Term in which Tenant and/or an Affiliate (as defined in Section 21.11 above) occupies at least fifty (50%) percent of the Building, (x) the Building shall be designated and known as "The Jupiter Building", and (y) provided Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant shall have the right to change the Building name, provided that such change in name shall be related to the tenant then in occupancy of at least 50% of the Building. Subject to the provisions of Article 37, Tenant shall have the right to submit a dispute to arbitration pursuant to Article 27 as to whether Landlord shall have reasonably withheld its consent to such change in the Building's name pursuant to this Section 30.01.

                                  ARTICLE 31.

                             SHORING; NO DEDICATION

         Section 31.01 If an excavation or other substructure work shall be undertaken or authorized upon the land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant, without liability on the part of Landlord therefor, shall afford Landlord or the person causing such excavation or other substructure work, license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. Such license to enter shall be without liability of Landlord to Tenant.

         Section 31.02 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time but only to the extent necessary to prevent a dedication thereof for public use, provided that Landlord shall (a) use best efforts to minimize the duration of such restricted access and (b) give Tenant reasonable advance notice thereof.

                                  ARTICLE 32.

                               NOTICE OF ACCIDENTS

         Section 32.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building Equipment for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by facsimile or personal delivery to the address of Landlord then in effect for notices.

                                  ARTICLE 33.

                                     VAULTS

         Section 33.01 No vaults, vault space or other space not within the property line of the Building is leased hereunder notwithstanding anything contained in or indicated on any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a license revocable by Landlord on ten (10) days' notice to Tenant, and if any such license shall be revoked by Landlord, or if the amount of any such vaults, vault space or other space shall be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant, as Additional Rent, within five (5) days after Landlord's demand therefor. Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall
(a) give Tenant at least thirty (30) days' notice of Landlord's intention to do so, and (b) relocate Tenant's Property at Landlord's sole cost and expense.

                                  ARTICLE 34.

                                    BROKERAGE

         Section 34.01 Landlord and Tenant each represent to the other that in the negotiation of this Lease it dealt with no brokers other than Newmark & Company Real Estate, Inc. and that as far as it is aware said broker is the sole broker who negotiated this Lease. Landlord agrees to pay said broker a commission in accordance with a separate agreement. Each party hereby indemnifies the other against liability arising out of any inaccuracy or alleged inaccuracy of the above representation by the indemnifying party. Landlord shall have no liability for brokerage commissions arising out of an assignment or a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease. The covenants, representations and agreements of Tenant and Landlord set forth in this Section 34.01 shall survive the termination of this Lease.

                                  ARTICLE 35.

                                SECURITY DEPOSIT

         Section 35.01 Tenant has deposited with Landlord the sum of $4,480,000.00 (the "security deposit") by good, unendorsed certified or official bank check drawn upon a bank which is a member of the New York Clearing House Association or by delivery of the Letter of Credit (as hereinafter defined) as security for the full and punctual performance by Tenant of all of the terms of this Lease.

         Section 35.02 In lieu of a cash deposit, Tenant may deliver the security deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the City of New York (the "Issuing Bank"), which has outstanding, unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for an outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investment Service and "AA" or better by Standard & Poor's Ratings Service (and is not on credit-watch with negative implication), and has combined capital, surplus and undivided profits of not less than $500,000,000. The Letter of Credit shall (i) name Landlord as beneficiary, (ii) be in the amount of the security deposit,
(iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Landlord without payment of any fees or charges, and
(vi) otherwise be in form and content satisfactory to Landlord; provided, however, that Landlord shall in no event be obligated to accept a Letter of Credit for any amount less than $25,000. If upon the transfer of the Letter of Credit, any fees or charges shall so be imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least thirty (30) days after the Expiration Date, unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than thirty (30) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this
Article 35. The Letter of Credit shall state that drafts under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500. Tenant shall be deemed to have complied with its obligations set forth in this Section 35.02 if Tenant shall deliver to Landlord a Letter of Credit substantially in the form of the Letter of Credit attached hereto as Exhibit E.

         Section 35.03 In the event Tenant defaults in the performance of any of the terms, covenants or conditions of this Lease, including the payment of rent beyond applicable notice and cure periods (if any), Landlord may use, apply or retain the whole or any part of the cash security deposit or may notify the Issuing Bank and thereupon receive all or a portion of the security deposit represented by the Letter of Credit, and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent or for any reasonable sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the security deposit, without interest, shall be returned to Tenant within thirty (30) days after the termination of this Lease and delivery of exclusive possession of the Premises to Landlord.

         Section 35.04 In the event of a sale or lease of the Building or the Real Property, Landlord shall have the right to transfer the cash security deposit or the Letter of Credit, as applicable, to the vendee or lessee and upon such transfer to such vendee or lessee, Landlord shall ipso facto be released by Tenant from all liability for the return of the security deposit; and Tenant agrees to look solely to the new landlord for the return of said cash security deposit or Letter of Credit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security deposit to a new landlord. Tenant shall promptly execute such documents reasonably requested by Landlord as may be necessary to accomplish any such transfer or assignment of the security deposit. Tenant shall not assign or encumber or attempt to assign or encumber the cash security deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

         Section 35.05 Provided that (i) this Lease is then in full force and effect and Tenant shall not then be in breach or default under any of the terms, covenants or conditions in this Lease on Tenant's part to observe or perform beyond applicable notice and cure periods on both the date of any written request of Tenant for the return of a portion of the Security Deposit and on the date that the same is to be returned hereunder, (ii) Tenant's initial work shall have been completed with no mechanics liens having been filed against the Premises or the Building which were not discharged by Tenant as required under this Lease and (iii) Tenant's certified public accountant delivers to Landlord a certificate stating that Tenant's net worth as of such date is not less than Tenant's net worth on the date hereof, then Tenant may, upon the seventh (7th) anniversary of the Initial Commencement Date, give Landlord written notice requesting that Landlord reduce the amount of the Security Deposit to an amount equal to $2,754,917.30 (the "Reduced Security"). If Tenant has delivered to Landlord a Letter of Credit in lieu of a cash deposit pursuant to Section 35.02, then, in order for the aforementioned written request for the Reduced Security to be effective, it must be accompanied by a replacement Letter of Credit in the amount of the Reduced Security and otherwise satisfy the requirements of Section 35 hereof. Upon receipt by Landlord of any replacement Letter of Credit pursuant to the terms herein, Landlord shall return to Tenant the original Letter of Credit then held by Landlord.

                                  ARTICLE 36.

                                 WINDOW CLEANING

         Section 36.01 Tenant will not (a) require, permit, suffer or allow the cleaning of any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto) unless the equipment and safety devices required by all Legal Requirements, including
Section 202 of the New York Labor Law or any successor statute thereto, are provided and used; or (b) permit, suffer or allow the cleaning of the outside of any window from within the Premises except by persons employed by Landlord; and Tenant hereby indemnifies Landlord against liability as a result of the Tenant's
(i) requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of any Legal Requirement or (ii) permitting, suffering or allowing the outside of any window to be cleaned from within the Premises other than by persons employed by Landlord.

                                  ARTICLE 37.

                                    CONSENTS

         Section 37.01 (a) With respect to any matter herein in which Landlord may not unreasonably withhold, condition or delay its consent or approval, if Landlord shall be required to obtain the consent or approval of any Superior Mortgagee or any Superior Lessor pursuant to the Superior Mortgage and/or Superior Lease in respect to such matter, Landlord shall in no event be deemed to have unreasonably withheld or delayed any such request for consent or approval, if any of the foregoing parties shall have withheld or denied such consent or approval or otherwise have not responded to a request for such consent or approval. If Landlord shall so determine that any such matter requires the consent or approval of any of the foregoing parties, Landlord shall use good faith reasonable efforts to obtain from such parties such consent or approval; provided that Tenant shall submit to Landlord, upon Landlord's request therefor, all plans specifications or other materials or documents as may be reasonably required by such parties

(whether pursuant to any Superior Mortgage or Superior Lease) in connection with each such parties respective consideration of such request. Tenant upon request of Landlord shall submit same to Landlord at least ten (10) days (or such longer period as may be provided in this Lease or otherwise required by Landlord from time to time) prior to the time (if any) that Landlord may be required to submit same to such parties so that Landlord shall have sufficient time to forward same thereto without Landlord becoming in violation of any Superior Mortgage or Superior Lease, as applicable. It is expressly understood that in no event shall Tenant communicate with any of the foregoing parties in respect of any matter to which consent or approval may be required thereunder or any matter pertaining to this Lease.

         (b) Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed or conditioned, except as set forth in this Lease. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

         Section 37.02 Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provisions or for specific performance, injunction or declaratory judgment. In the event of such determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonable withholding or delaying of consent shall be as provided in this Section. Notwithstanding anything contained in this Section 37.02, the foregoing limitation on Tenant's remedies shall not be deemed applicable if a court of competent jurisdiction determines (which determination shall be final and non-appealable) that Landlord exercised bad faith in unreasonably withholding its consent to any assignment or subletting requiring Landlord's consent under Article 21.

                                   ARTICLE 38.

                                     NOTICES

         Section 38.01 (a) Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents, or other communications (collectively, "notices") given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and,

                  (i) (A) if to Tenant, then sent either by (1) registered or certified mail, return receipt requested, postage prepaid, or (2) Federal Express or other reputable overnight courier, in each such case at Tenant's address set forth in this Lease if mailed prior to the Initial Commencement Date or at the Building if subsequent to the Commencement Date with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104,
         Attention: Erik Kahn, Esq., or to such other address as Tenant may designate for such purpose by like notice, (B) if to Landlord, then sent either by (1) registered or certified mail, return receipt requested, postage prepaid or (2) Federal Express or other reputable overnight courier, to Landlord's address as set forth in this Lease, with a copy to Parker Chapin LLP 405 Lexington Avenue, 7th floor, New York, New York 10174 Attention: Stephen E. Estroff, Esq. or to such other or further address or addresses as Landlord may designate for such purpose by like notice; or (C) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

                  (ii) Notices shall be deemed given and effective as of the date of receipt set forth on the return receipt or the receipt of the overnight courier. Notices given by counsel for either party shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

         Section 38.02 (a) Notwithstanding the provisions of Section 38.01, notices requesting after hours services, pursuant to Article 12 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such notices.

         (b) If there occurs any interruption of certified and registered mail service lasting more than five (5) consecutive business days, notices may be given by facsimile or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a partner of a party which is a partnership or a principal of any other entity.

                                  ARTICLE 39.

              ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS; RECORDING

         Section 39.01 (a) At any time and from time to time upon not less than fifteen (15) days' prior notice by Landlord or the Superior Lessor or Superior Mortgagee to Tenant, Tenant shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Landlord, or the Superior Lessor or the Superior Mortgagee, as the case may be, may designate (with such additions or changes as may be reasonably requested), certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether, to the best knowledge of the signer of the certificate, there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of

Tenant to be performed, and, if so, specifying the same, (vii) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto, (viii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant or Guarantor before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or Guarantor or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same and (ix) such further information with respect to the Lease or the Premises as Landlord may reasonably request or the Superior Mortgagee or Superior Lessor may require, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

         (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said twenty (20) day period shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

         (c) At any time and from time to time, but on no more than two (2) occasions during any calendar year, upon not less than fifteen (15) days' prior notice by Tenant to Landlord, Landlord shall, without charge, execute, acknowledge and deliver a statement in writing, addressed to such party as Tenant may designate, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the actual knowledge of the signer of such certificate, Tenant is in default in performance of any of the terms of this Lease or whether Landlord has sent any notices of default to Tenant and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Landlord has made any claim against Tenant under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether, to the actual knowledge of the signer of the certificate, there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Landlord to be performed, and, if so, specifying the same, (vii) either that Landlord has received no notice of any default in the performance of any provision of this Lease or specifying the default of which Landlord has received notice and stating what action Landlord is taking or proposes to take with respect thereto, and (vii) such further reasonably available information with respect to the Lease or the Premises as Tenant may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the interest of Tenant in this Lease or any part thereof or any sublessee or prospective sublessee of the Premises or any part thereof.

         Section 39.02 Tenant will furnish to Landlord:

         (a) Within one hundred twenty (120) days after the end of each fiscal year of Tenant and each Guarantor, respectively, annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant and each Guarantor, respectively, in comparative form, certified by an independent certified public accountant of recognized standing (selected by Tenant or such Guarantor, as the case may be) if such certified statements are delivered to shareholders or any other party, and otherwise certified by the chief financial officer of Tenant or such Guarantor, as the case may be; and

         (b) Such other information regarding the condition (financial or otherwise) of Tenant and each Guarantor as Landlord may reasonably request.

Each financial statement of Tenant and each Guarantor shall be accompanied by a certificate of its chief financial officer specifying in reasonable detail whether a material adverse change in the business, condition (financial or otherwise), operations or prospects of Tenant or its affiliates or such Guarantor or its affiliates has occurred during the period covered by such statement.

         Section 39.03 Subject to Section 44.09, Tenant agrees not to record this Lease or any other document related hereto.

                                  ARTICLE 40.

                                  PARTIES BOUND

         Section 40.01 The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 21 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 16.

         Section 40.02 (a) The term "Landlord" shall mean only the owner at that time in question of the present landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and Section 22.04 (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to "run with the land" it being intended that Landlord's obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

         (b) No recourse shall be had on any of Landlord's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any past, present or future member or manager of any limited liability company or any partner (general or limited) or joint venturer which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord," whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or otherwise, all such liability being expressly waived and released by Tenant.

         (c) Tenant shall look solely to Landlord's estate and interest in the Building (including, to the extent of a final non-appealable judgment entered against Landlord, undistributed rent proceeds, issues or profits therefrom) for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Premises or any other liability of Landlord to Tenant.

         Section 40.03 (a) The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or subletting of the Premises or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant's obligations hereunder.

         (b) No recourse shall be had on any of Tenant's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any past, present or future member or manager of any limited liability company or any partner (general or limited) or joint venturer which shall be Tenant hereunder or included in the term "Tenant" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Tenant or included in the term "Tenant," whether directly or through Tenant or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, all such liability being expressly waived and released by Tenant.

         Section 40.04 Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance of Tenant's obligations hereunder.

         Section 40.05 The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord or Tenant unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

                                  ARTICLE 41.

                              HAZARDOUS SUBSTANCES

         Section 41.01 (a) Tenant shall not (i) cause or permit to be brought to the Building or the Land any hazardous substances, (ii) cause or permit the storage or use of hazardous substances in any manner not permitted by any Legal Requirements or Insurance Requirements applicable to the Land, the Building, or the Premises or any part thereof, to Tenant's use thereof or to Tenant's observance of any provision of this Lease, or (iii) cause or permit the escape, disposal or release of any hazardous substances on or in the vicinity of the Building or Land; provided, that nothing herein shall prevent Tenant's use of such reasonable amounts of hazardous substances customarily used in the ordinary course of operation of Tenant's business in the Premises in accordance with this Lease if such use is for such ordinary course of such operation and is in accordance with all Legal Requirements and Insurance Requirements applicable to the Land, the Building or the Premises, or any part thereof, to Tenant's use thereof or to Tenant's observance of any provision of this Lease.

         (b) Landlord shall deliver the Premises to Tenant as provided in
Article 3 free of any asbestos and Landlord shall be responsible, at its sole cost and expense, to promptly remove in accordance with Legal Requirements, any asbestos found in the Premises at any time during the Term.

         Section 41.02 As used herein, the term "hazardous substances" shall mean (a) "hazardous wastes" as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 9601 et seq.,), as amended, and regulations promulgated thereunder, (b) any "hazardous, toxic or dangerous waste, substance or material" specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended and regulations promulgated thereunder, and (c) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called "superfund" or "superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, urea formaldehyde, polychlorinated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products. Without limiting the generality of Article 19 hereof, Tenant agrees that the covenants and warranties contained in this Article are included within the matters as to which the indemnities by Tenant set forth in Article 19 apply.

         Section 41.03 The covenants contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 42.

                                EXTENSION OPTION

         Section 42.01 (a) Provided that Tenant and/or an Affiliate (as defined in Section 21.11 above) is then occupying at least sixty (60%) percent of the Premises, Tenant shall have the option (the "Extension Option) to extend the Term for the five (5) year period (the "Extension Term") commencing on the date (the "Extension Term Commencement Date") which is the day next succeeding the Expiration Date, and ending on the date (the "Extension Term Expiration Date") which is the fifth (5th) anniversary of the Expiration Date (as such term is defined herein but without regard to the Extension Option set forth in this
Article 42), both dates inclusive, in accordance with, and subject to, the terms, covenants and conditions hereinafter expressly set forth. If Tenant desires to exercise the Extension Option, Tenant shall do so by sending to Landlord written notice (the "Extension Notice") of Tenant's exercise of the Extension Option on or before the date (the "Extension Notice Date") which is nine (9) months prior to the Expiration Date.

         (b) If Tenant exercises the Extension Option in accordance with, and subject to, all of the terms, covenants and conditions contained in this Article, then effective on the Expiration Date, the Term shall be extended by the Extension Term, upon all of the terms, covenants and conditions contained in this Lease, without any further right of extension, except that (i) the Fixed Rent during the Extension Term shall be in an amount equal to the greater of (x) the Fixed Rent, including, without limitation, any increases therein pursuant to the provisions of Article 7 hereof or (y) Ninety-Five Percent (95%) of the Fair Market Value Rent (as determined pursuant to subsection (c) below) and shall in either case be subject to an escalation during the Extension Term of three percent (3%) per annum (as set forth in Section 7.02) and (ii) the "Base Tax Year" shall be the Tax Year in which the Extension Term Commencement Date shall occur.

         (c) For purposes hereof, "Fair Market Value Rent" shall mean the then prevailing annual fair market rent which a willing new tenant unrelated to Landlord would pay for the Premises in its then existing condition for the Extension Term, on a non-renewal, non-expansion basis and subject to the terms and conditions of this Lease (including, without limitation, Article 5, but excluding the Extension Option and Exhibit C), and taking into account the: (i) base rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building,
(ii) the new Base Tax Year (which shall be the Tax Year in which the Extension Term Commencement Date shall occur), (iii) the cumulative amount of the operating expense escalation set forth in Article 7, (iv) absence of a work allowance and/or rent concession and cash contribution, (v) physical condition, size, location and configuration of the Premises at the time of commencement of the term valued as a whole single block of space, (vi) payment of a full brokerage commission that Landlord would be required to pay in connection with Tenant's Exercise of its Extension Option, if paid by Landlord, and (vii) such other relevant factors. Landlord shall notify Tenant in writing of Landlord's determination of Fair Market Value Rent at least six (6) months prior to the Extension Term Commencement Date. Tenant shall notify Landlord in writing within thirty (30) days after such notice from Landlord whether Tenant agrees or disagrees with Landlord's determination. If Tenant disagrees with Landlord's determination, such written notice shall set forth the name and address of an appraiser (the "Tenant's Appraiser") to act on behalf of Tenant in connection with the determination of Fair Market Value Rent as set forth below. If Tenant shall fail to send such notice within the time period and in the manner prescribed above, and such failure shall continue thereafter for a further period of five (5) days after Tenant's receipt of a second notice (which second notice shall specify such failure and make reference to this Subsection (c), then Landlord's determination of Fair Market Value Rent shall govern. If Tenant shall have given such notice in accordance with the foregoing requirements, Fair Market Value Rent shall be determined as follows:

                  (i) Landlord, within fifteen (15) days after its receipt of such notice from Tenant, shall send written notice to Tenant in which Landlord shall appoint an appraiser ("Landlord's Appraiser") to act on behalf of Landlord in connection with the determination of Fair Market Value Rent as set forth below, which notice shall set forth the name and address of such appraiser. If (x) Landlord shall fail to appoint Landlord's Appraiser within said fifteen (15) day period, and (y) such failure shall continue for seven (7) days after Landlord receives written notice of such failure from Tenant, then Tenant may apply to the American Arbitration Association or any organization which is the successor thereto (the "AAA") for --- appointment of Landlord's Appraiser.

                  (ii) After the appointment of both Tenant's Appraiser and Landlord's Appraiser (collectively, the "Appraisers"), the Appraisers shall jointly appoint, by written instrument delivered to both Landlord and Tenant within ten (10) days after the appointment of Landlord's Appraiser, a third appraiser to act in connection with the dispute in question (herein called the "Arbitrator"); it being agreed that if the Appraisers shall fail to appoint the Arbitrator within the aforesaid ten (10) day period, then either Landlord or Tenant may apply to the AAA, or if the AAA shall refuse or fail to act, to a court of competent jurisdiction in the State of New York, for the appointment of the Arbitrator.

                  (iii) Within ten (10) days after the appointment of the Arbitrator, Landlord and Tenant shall each simultaneously submit to the Arbitrator, in sealed envelopes, written appraisals prepared by Landlord's Appraiser and Tenant's Appraiser, respectively, setting forth such party's opinion of the Fair Market Value Rent (such statement submitted by Landlord's Appraiser is hereinafter referred to as "Landlord's Appraiser's Rent Submission" and such statement submitted by Tenant's Appraiser is hereinafter referred to as "Tenant's Appraiser's Rent Submission").

                  (iv) The decision of the Arbitrator shall be limited to the selection of which of Landlord's Appraiser's Rent Submission or the Tenant's Appraiser's Rent Submission, in the Arbitrator's opinion, more accurately reflects the Fair Market Value Rent given the parameters therefor set forth above in this subsection (C); and

                  (v) Each of Landlord's Appraiser, Tenant's Appraiser and the Arbitrator shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers), possess a valid and current MAI designation, and shall have at least ten (10) years' experience in office leasing in the Borough of Manhattan, City and State of New York. Each of Landlord's Appraiser, Tenant's Appraiser and the Arbitrator appointed hereunder (whether appointed by Landlord, Tenant or any other person(s), organization or court) shall not then be employed by Landlord, Tenant or any affiliate of Landlord or Tenant, and, in all other respects, shall be impartial.

                  (vi) If, as of the first day of the Extension Term, the Fair Market Value Rent shall not have been determined pursuant to this subsection (C), then (x) for the period (if any) from the first day of the Extension Term until the date upon which the Fair Market Value Rent shall have been so determined (the "Pre-Determination Period"), Tenant shall make payments, on account of the Fixed Rent for the Premises (and as and when Fixed Rent is payable hereunder), at a per annum rate equal to the per annum amount set forth in Landlord's Appraiser's Rent Submission and (y) upon the determination of the Fair Market Value Rent, such determination shall be retroactively applied to the Pre-Determination Period and (i) if the payments made by Tenant pursuant to clause (x) above on account of the Fixed Rent attributable to the Pre-Determination Period were less than the Fixed Rent as finally determined hereunder to be payable for such period, then Tenant, within thirty (30) days after demand therefor, shall pay to Landlord the amount of the resulting deficiency, or (ii) if the payments made by Tenant pursuant to clause (x) above on account of the Fixed Rent attributable to the Pre-Determination Period were in excess of Fixed Rent as finally determined hereunder to be payable for such period, then the amount of such excess (as reduced by any amount payable by Tenant under this Lease which, as of the date such excess is determined, has not been collected by Landlord) shall be credited by Landlord against the next subsequent payments of Fixed Rent and/or Additional Rent payable by Tenant pursuant to this Lease. Each party shall pay the fees, costs and expenses of the broker or appraiser selected by such party and the fees, costs and expenses of the Arbitrator shall be shared equally by Landlord and Tenant.

         (d) TIME SHALL BE OF THE ESSENCE WITH RESPECT TO ALL DATES SET FORTH IN SECTIONS 42.01 THROUGH 42.03.

         Section 42.02 If, in accordance with and subject to, all of the terms, covenants and conditions contained in this Article, the Term is extended for the Extension Term, then "Expiration Date," as such term is used in this Lease, shall mean the "Extension Term Expiration Date" (or the date of sooner termination of this Lease pursuant hereto or pursuant to applicable law) and "Term", as such term is used in this Lease, shall mean the Term, as extended by the Extension Term. Notwithstanding anything which may be contained in this Lease to the contrary, Exhibit C shall not apply during the Extension Term.

         Section 42.03 Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no option to extend the Term for the Extension Term and the Extension Option shall be void and of no further force or effect, if:
(a) the Expiration Date has occurred, or this Lease has otherwise been terminated, or (b) Tenant fails to send to Landlord the Extension Notice on or before the Extension Notice Date, time being of the essence, in accordance with Sections 42.01(A), or (c) if at the time Tenant sends to Landlord the Extension Notice, Tenant is in default under any of the monetary or material non-monetary terms, covenants or conditions in this Lease on Tenant's part to observe or perform under this Lease beyond any applicable notice and grace period therefor provided herein. Without limiting any of the foregoing provisions of this
Section 42.03 and notwithstanding anything contained in this Lease to the contrary, if during the period commencing on the date immediately succeeding the date on which Tenant sends to Landlord the Extension Notice and ending on the Extension Term Commencement Date, both dates inclusive, Tenant shall be or become in default of any of the monetary or material non-monetary terms, covenants or conditions in this Lease on Tenant's part to observe or perform and such default is not cured within the applicable grace or cure period, if any, set forth in this Lease, Landlord may (but shall not be obligated to) send to Tenant a notice (the "Extension Option Termination Notice") terminating and revoking the Extension Option and Tenant's exercise thereof, in which event, effective on the date Landlord sends to Tenant the Extension Option Termination Notice, Tenant shall have no option to extend or further extend the Term for the Extension Term and the Extension Option shall be terminated, revoked, void and of no further force or effect.

         Section 42.04 Except as expressly set forth in this Article, Tenant shall not have any option or right to extend or renew the Term.

                                  ARTICLE 43.

                            BANKRUPTCY OR INSOLVENCY

         Section 43.01 Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any debtor-in-possession, trustee, or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

         Section 43.02 If (a) Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or (b) within sixty (60) days after the commencement of any proceeding against Tenant or Tenant's Guarantor, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy law or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within sixty
(60) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or (c) the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or (d) Tenant's Guarantor, if any, or his executors, administrators, successors or assigns, if any, shall be adjudicated insolvent or bankrupt or file for bankruptcy protection pursuant to the provisions of the bankruptcy or insolvency laws of any state and/or the Bankruptcy Code or a receiver or trustee of the property of Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant's Guarantor, if any, to pay its debts, or (e) any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, notwithstanding any automatic stay applicable in bankruptcy or any other law(s), Landlord may give to Tenant notice of intention to terminate this Lease to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the

Expiration Date, but Tenant shall remain liable for damages as provided in
Article 16 and Tenant and Tenant's Guarantor shall remain liable as herein provided.

         Section 43.03 Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 43.03 shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

         Section 43.04 (a) Upon the filing of a petition by or against Tenant under any chapter of the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, without limitation, the continuous and uninterrupted occupancy and use of the Premises as is required under Article 7 until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all minimum rent and other charges otherwise due pursuant to this Lease and to pay Percentage Rent monthly as set forth in this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other chapter of the Bankruptcy Code, Tenant hereby knowingly and voluntarily waiving any right to seek time additional to the minimum period set forth in 11 U.S.C. Section 365(d)(4) or any similar statute to assume or reject this Lease and hereby acknowledging that there does not exist, nor could there exist, cause to seek such extension; (iv) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give Landlord at least thirty
(30) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United State Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

         (b) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

         (c) It is understood and agreed that this is a Lease of real property in a shopping center as such a lease is described in Section 365(b)(3) of the Bankruptcy Code.

         (d) Included within and in addition to any other conditions or obligations imposed upon Tenant, any Trustee, or any successor of Tenant as adequate assurance of future performance in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months' rent to be held pursuant to the terms of Article 34 of this Lease; (iii) the use of the Premises as set forth in Article 7 and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience in entertainment/retail facilities of comparable size and financial ability to operate a retail establishment out of the Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) the prior written consent of each Superior Mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises, at all times, remains a single retail establishment and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease. Tenant also expressly acknowledges and agrees that neither Tenant nor any successor in interest (including but not limited to a trustee in bankruptcy appointed to serve as trustee for Tenant) may assume or assign Tenant's rights under this Lease pursuant to 11 U.S.C. Section 365 (or any similar statute) unless, in addition to the provisions of 11 U.S.C.
Section 365(b)(3), each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding, have been fully satisfied and Landlord has so acknowledged in writing that: (A) The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Building; (B) The assumption of the Lease will not disrupt, in Landlord's judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of retail stores in the Building which, in Landlord's judgment, would be most beneficial to all of the tenants and patrons of the Building and would enhance the image, reputation, and profitability of the Building; (C) The assumption of the Lease will not change the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale; and (D) The assumption of the Lease will not result in alteration of the Premises from a single retail location or the making of physical changes of any kind to the Premises unless in compliance with the applicable provisions of this Lease.

         (e) For purposes of this Article 43, the word "Tenant" shall mean any one or more persons primarily or secondarily liable for Tenant's obligations under the Lease.

                                  ARTICLE 44.

                                  MISCELLANEOUS

         Section 44.01 This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, modification, abandonment, discharge or waiver is sought and (c) is permissible under the Superior Mortgage and the Superior Lease.

         Section 44.02 Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

         Section 44.03 Any apportionment or prorations of rent to be made under this Lease shall be computed on the basis of a 360 day year, with twelve (12) months of thirty (30) days each.

         Section 44.04 The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

         Section 44.05 (a) If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

         (b) If Landlord is a corporation or a limited liability company, each person executing this Lease on behalf of Landlord hereby covenants, represents and warrants that Landlord is a duly incorporated In the case of a corporation) or duly organized (in the case of a limited liability company) or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Tenant upon request); and that each person executing this Lease on behalf of Tenant is an officer of Landlord (in the case of a corporation) or a member and/or manager of Landlord (in the case of limited liability company) and that he is duly authorized to execute, acknowledge and deliver this Lease to Tenant (a copy of a resolution, in the case of a corporation, or consent of all members and managers, in the case of limited liability company, to that effect to be supplied to Tenant upon request).


         Section 44.06 If Tenant is a general partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Article 21 (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (d) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new Partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of Subdivision (d) of this Section 44.06).

         Section 44.07 Landlord, at its sole cost and expense, shall install and maintain, the sign(s) and/or plaque(s) shown on the drawing(s) annexed hereto and made a part hereof as Exhibit H (which Landlord hereby approves) in location shown on such drawing(s). Notwithstanding the foregoing, Tenant's sign shall not exceed 3 feet in height by 3 feet in length. If said drawings are not annexed hereto as Exhibit H, Tenant shall submit its proposed sign and/or plaque drawings to Landlord for Landlord's prior approval. All features of such sign(s) and/or plaque(s) including, without limitation, the size, color, materials and location of same shall be subject to (i) Landlord's prior written approval which approval shall not be unreasonably withheld, and (ii) the prior written approval of the LPC. Subject to the provisions of Article 37, if Landlord shall fail to respond to Tenant's written notice requesting Landlord's approval of signage within fifteen (15) days after receipt by Landlord of such notice accompanied by all drawings, plans and specifications reasonably required by Landlord to review such request, and Landlord shall fail to respond within ten (10) days after receipt of a second notice from Tenant (which such notice shall refer to the original notice and this Section 44.07), then Landlord shall be deemed to have approved such signage. Tenant, at is sole cost and expense, shall have the right to change such signage, provided that Tenant complies with the provisions of this Section 44.07. In the event Tenant elects to change its signage and Landlord shall have approved such change in signage in accordance with the provisions hereof, Landlord, at Tenant's expense, shall change Tenant's signage and Tenant shall pay to Landlord the actual cost of such work upon receipt of an invoice therefor. Subject to the provisions of Article 37, Tenant shall have the right to submit a dispute to arbitration pursuant to Article 27 as to whether Landlord shall have reasonably withheld its consent to Tenant's proposed signage pursuant to this Section 44.07. Tenant, at its sole cost and expense, shall have the right to install a sign in the commercial portion of the lobby, provided Tenant complies with the provisions of this Section 44.07. Landlord hereby agrees that provided Tenant and/or an Affiliate occupies more than 50% of the Building, Landlord shall not allow or permit another sign (other than a listing in the Building's directory) to be installed in the commercial portion of the lobby or at the entrance of the Building.

         Section 44.08 All Exhibits to this Lease are hereby incorporated into and made a part of this Lease.

         Section 44.09 Within ten (10) days after Landlord's receipt of a request therefor from Tenant (or contemporaneously with the execution of this Lease if requested by Tenant), Landlord shall execute, acknowledge and deliver to Tenant a short form or memorandum of this Lease in recordable form, which may be recorded by Tenant. Within ten (10) days after receipt of a request therefor from Tenant, Landlord shall execute, acknowledge and deliver to Tenant a short form or memorandum of any amendment to or modification of this Lease, in recordable form and otherwise in form reasonably satisfactory to Landlord, each of which memoranda may be recorded by Tenant. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Tenant. Upon the termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge any memorandum hereof of record. Landlord shall execute any documents reasonably required in connection with the recording or discharge of any Memorandum of this Lease and Tenant shall pay for all recording, filing and like charges imposed by any governmental agency to effect such recording.

         Section 44.10 If Landlord and Tenant shall prevail against the other with respect to any claim relating to this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of possession of the Premises then the non-prevailing party shall, upon demand, reimburse the prevailing party for the prevailing party's attorneys' fees, disbursements and court costs.

                                  ARTICLE 45.

                            ANTENNA AND ROOFTOP SPACE

         Section 45.01 (a) Landlord agrees that, subject to all Legal Requirements, the Insurance Requirements, this Lease and the conditions and limitations hereinafter stipulated, during the Term, Tenant, at its sole cost and expense, shall have a non-exclusive license to install in a location on a portion of the rooftop of the Building to be designated by Landlord in its sole and absolute discretion (the "Antenna Area") and thereafter maintain, repair, operate and replace one satellite antenna (the "antenna") provided (i) the antenna shall not exceed 3 feet in height by 3 feet in length, by 3 feet in width or, if applicable, 3 feet in diameter; (ii) the size and dimensions of the antenna and any reasonably required support structures and associated maintenance access structures shall be subject to Landlord's prior written consent in Landlord's sole discretion; (iii) such antenna installation and position of such antenna and reasonably required support structures and associated maintenance access structures shall comply with all Legal Requirements; (iv) the installation of any electrical or communications lines ("Wiring") and related equipment in connection with the installation and operation of the antenna, (including, without limitation, the location and the routing of all Wiring and related equipment in connection therewith) shall (A) be at Tenant's sole cost and expense, (B) be subject to Landlord's prior written consent, in Landlord's sole discretion and in accordance with the provisions of
Article 10, and (C) comply with Legal Requirements and Insurance Requirements; and (v) the antenna, reasonably required support structures, maintenance access structures, Wiring and related equipment shall be installed, maintained and kept in repair by Tenant, at Tenant's sole cost and expense. Tenant shall be responsible for the payments of any fees and taxes which may be imposed by any governmental agency in connection with the installation and use of such antenna.

         (b) The parties agree that Tenant's use of the rooftop of the Building, is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas, rooftop equipment, wiring and support equipment provided the same do not unreasonably interfere with Tenant's installations on the roof or reception or transmission of signals.

         (c) For the purpose of installing, servicing or repairing the antenna, Wiring and related equipment, Tenant shall have access to the rooftop of the Building at all reasonable times upon reasonable advance notice, subject to Landlord's reasonable safeguards for the security and protection of the Building, the Building Equipment and installations and equipment of other tenants or occupants of the Building as may be located on the roof of the Building. Landlord shall have the right, at Tenant's expense, to assign a representative to be present during the duration of Tenant's access to the rooftop.

         (d) Without limiting Landlord's obligations under this Lease, Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all Legal Requirements, Insurance Requirements and this Lease in any manner affecting or relating to Tenant's use of said roof, and the installation, repair, maintenance and operation of the antenna, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Section 45.01. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the antenna, and any support structures and related equipment erected or installed by Tenant, including, without limitation, any approval, license or permit required from the Federal Communications Commission or otherwise pursuant to Legal Requirements. Landlord shall, at no cost to it, reasonably cooperate (which shall include executing and delivering all necessary and proper filings with governmental or quasi-governmental entities) with Tenant in obtaining such approvals, licenses and permits.

         (e) Tenant agrees that Tenant will pay for all electrical service required for Tenant's use of the antenna, and related equipment erected or installed by Tenant and Tenant further agrees that such electric service shall feed off the supply of electrical energy furnished to the Premises as provided in this Lease.

         (f) The antenna, support structures, Wiring and related equipment installed by Tenant, pursuant to the provisions of Section 45.01 shall be Tenant's personal property, and, upon the expiration of the term of this Lease, or upon its earlier termination in any manner, shall be removable by Tenant at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the antenna, support structures, Wiring and related equipment erected or installed by Tenant and restore said affected areas to their condition as existed prior to the installation of the antenna, and related equipment, ordinary wear and tear and casualty excepted.

         (g) Tenant's antenna, Wiring and related equipment shall not interfere with (i) Building Equipment or other installations located on the roof, (ii) other portions of the Building, (iii) other tenant's in the Building (including, without limitation, any occupants of the penthouses, and/or (iv) the reception and transmission of communications signals by other tenants.

         (h) Landlord shall have the right at its sole and absolute discretion, upon not less than fifteen (15) days prior written notice to Tenant, to relocate the antenna (and all Wiring and other equipment related thereto), to any reasonably comparable space on the rooftop of the Building. Tenant shall reimburse Landlord for all actual, reasonable costs and expenses incurred by Landlord in connection with any such relocation.

         (i) Tenant hereby indemnifies Landlord against liability in connection with or arising from the installation, maintenance, use and operation of the antenna. The foregoing indemnification is in addition to, and not in lieu of, the obligations of Tenant under Section 19.03.

                                  ARTICLE 46.

                      HISTORIC TAX CREDITS/IDA TRANSACTION

         Section 46.01 Landlord has advised Tenant that Landlord has made an application with the National Park Service through the New York State Historical Preservation Office (the "Historical Preservation Office") for certain tax credits in connection with the performance of alterations to the Building. In order to receive such tax credits Landlord is required to furnish the Historical Preservation Office with evidence of all sums expended in performing any Improvements to the Building (including any work performed by Tenant). Upon written request by Landlord, Tenant (at no cost or expense to it) agrees, within fifteen (15) days after receipt of such request, to promptly deliver to Landlord such bills, receipts, invoices, records and other documents related to any Improvements performed by Tenant in the Building.

         Section 46.02 Landlord hereby acknowledges and agrees that Tenant is entering into an arrangement with agencies of the City and State of New York, including, without limitation, the New York City Economic Development Corporation and/or the IDA (such City or State agencies are referred to herein, collectively, as the "Agency") pursuant to which Tenant will be receiving various benefits including, without limitation, relief from sales and use tax in connection with the purchase of equipment, machinery, trade fixtures and other similar items for use in the Premises and the electric benefits provided for in
Section 12.07 hereof. Landlord hereby agrees to reasonably cooperate with Tenant, at Tenant's expense, including, without limitation, by promptly executing and delivering, upon request of Tenant, such applications, documents or instrument as are reasonably required by Tenant in connection with any such benefits. Tenant hereby indemnifies and agrees to hold Landlord harmless against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees and disbursements) incurred in connection with or arising from Landlord's execution and delivery of such applications, documents or instruments under this Section 46.02.

                                  ARTICLE 47.

                       DEFINITIONS; CONSTRUCTION OF TERMS

         Section 47.01 For the purposes of this Lease and all agreements supplemental to this Lease:

            (a) "AAA" shall have the meaning given in Section 42.01(c)(i).

            (b) "Additional Rent" shall have the meaning given in Section 3.01(a)(v).

            (c) "Affiliate" shall have the meaning given in Section 21.11(a)/

            (d) "antenna" shall have the meaning given in Section 45.01(a).

            (e) "Antenna Area" shall have the meaning given in Section 45.01(a).

            (f) "Appraisers" shall have the meaning given in Section
42.01(c)(ii).

            (g) "Arbitrator" shall have the meaning given in Section
42.01(c)(ii).

            (h) "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq., as amended).

            (i) "Basic Construction of the Premises" shall mean the structural steel and masonry walls, the floor slabs, the structural ceilings and demising walls of the Premises and the Building Equipment up to the point of connection to the Premises.

            (j) "Base Tax Year" shall have the meaning given in Section 7.01(a)(ii).

            (k) "Building" shall have the meaning given in Section 1.01.

            (l) "Building Equipment" shall mean all machinery, apparatus, equipment, personal property, fixtures and systems of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, fire protection, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment, and any and all renewals and replacements of any thereof; but excluding, however, (i) Tenant's Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

            (m) "Commencement Date" shall have the meaning given in Section 2.01(a).

            (n) "Control" shall have the meaning given in Section 21.11(b).

            (o) "Estimated Tax Payment" shall have the meaning given in Section 7.01(c).

            (p) "Expiration Date" shall have the meaning given in Section
2.01(a).

            (q) "Extension Notice" shall have the meaning given in Section 42.01(a).

            (r) "Extension Notice Date" shall have the meaning given in Section 42.01(a).

            (s) "Extension Option" shall have the meaning given in Section 42.01(a).

            (t) "Extension Option Termination Notice" shall have the meaning given in Section 42.03.

            (u) "Extension Term" shall have the meaning given in Section
42.01(a).

            (v) "Extension Term Commencement Date" shall have the meaning given in Section 42.01(a).

            (w) "Fair Market Value Rent" shall have the meaning given in Section 42.01(c).

            (x) "Fee Mortgage" shall mean, collectively, any mortgage which does not constitute a Superior Mortgage and which encumbers the Land and all renewals, modifications, replacements, substitutions, supplements, extensions, spreaders, and consolidation thereof.

            (y) "Fee Mortgagee" shall mean, collectively, all holders at the time of the Fee Mortgage.

            (z) "First Additional Commencement Date" shall have the meaning given in Section 2.01(b).

            (aa) "First Additional Premises" shall have the meaning given in
Section 1.01(b)

            (bb) "Fixed Rent" shall have the meaning given in Section 3.01(a).

            (cc) "Fixtures" shall have the meaning given in Section 10.07.

            (dd) "Force Majeure" shall mean any and all causes beyond Landlord's or Tenant's reasonable control, including delays caused by Tenant or Landlord, as the case may be, other tenants, governmental restriction, regulation or control, labor dispute, strike, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty. As a condition to any claim of Force Majeure by a party, the party claiming Force Majeure shall be required to send the other party a written notice describing in reasonable detail the nature of the Force Majeure event within fifteen (15) days after actual knowledge of the occurrence of such event.

            (ee) "Guarantor" shall mean any person(s) who guarantees any or all of Tenant's obligations under this Lease.

            (ff) "Hazardous Substance" shall have the meaning given in Section 41.02.

            (gg) "Improvements" shall mean improvements made by or on behalf of Tenant or any person claiming through or under Tenant.

            (hh) "improvements" shall mean improvements, alterations, additions, substitutions, betterments and decorations.

            (ii) "Initial Premises" shall have the meaning given in Section 1.02(a).

            (jj) "Insurance Requirements" shall mean all requirements of any insurance policy covering or applicable to all or any part of the Real Property or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises.

            (kk) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the prime rate in effect from time to time (but in no event less than 13% per annum) or (b) the maximum applicable legal rate, if any.

            (ll) "Issuing Bank" shall have the meaning given in Section 35.02.

            (mm) "Land" shall have the meaning given in Section 1.01.

            (nn) "Landlord" shall have the meaning given in Section 40.02.

            (oo) "Landlord's Appraiser" shall have the meaning given in Section 42.01(c)(i).

            (pp) "Landlord's Appraiser's Rent Submission" shall have the meaning given in Section 42.01(c)(iii).

            (qq) "Landlord's Repairs" shall have the meaning given in Section 14.02(a).

            (rr) "Landlord's Work" shall have the meaning given in Exhibit C.

            (ss) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto, and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

            (tt) "Letter of Credit" shall have the meaning given in Section
35.02.

            (uu) "Net Rent" shall have the meaning given in Section 17.04(c).

            (vv) "Non-Renewal Notice" shall have the meaning given in Section 35.02.

            (ww) "Operating Expense Payment" shall have the meaning given in
Section 7.02.

            (xx) "Partnership Tenant" shall have the meaning given in Section 44.06.

            (yy) "Permitted Capacity" shall have the meaning given in Section 12.01(b).

            (zz) "Pre-Determination Period" shall have the meaning given in
Section 42.01(c)(vi).

            (aaa) "Premises" shall have the meaning given in Section 1.01.

            (bbb) "prime rate" shall mean the annual rate of interest from time to time publicly announced by The Chase Manhattan Bank, N.A., as its prime lending rate.

            (ccc) "Punch List Items" shall have the meaning given in Section 3.03(a).

            (ddd) "Real Property" shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto.

            (eee) "Reduced Security" shall have the meaning given in Section 35.05.

            (fff) "Rent" shall have the meaning given in Section 4.01(b).

            (ggg) "Repair Period" shall have the meaning given in Section 14.02(a).

            (hhh) "Rules and Regulations" shall have the meaning given in
Section 29.01.

            (iii) "Second Additional Premises Commencement Date" shall have the meaning given in Section 2.01(c).

            (jjj) "Second Additional Premises" shall have the meaning given in
Section 1.01(c).

            (kkk) "Security Deposit" shall have the meaning given in Section 35.01.

            (lll) "Service Area" shall have the meaning given in Section
12.01(b).

            (mmm) "Substantially Repaired" shall have the meaning given in
Section 14.01.

            (nnn) "Successor Landlord" shall have the meaning given in Section 22.04.

            (ooo) "Superior Lease" shall have the meaning given in Section
22.01.

            (ppp) "Superior Lessor" shall mean, collectively, all lessors at the time of the Superior Lease.

            (qqq) "Superior Mortgage" shall have the meaning given in Section 22.01.

            (rrr) "Superior Mortgagee" shall mean, collectively, all holders at the time of the Superior Mortgage.

            (sss) "Tax Estimate" shall have the meaning given in Section
7.01(b).

            (ttt) "Tax Statement" shall have the meaning given in Section
7.01(c).

            (uuu) "Tax Year" shall have the meaning given in Section
7.01(a)(iii).

            (vvv) "Taxes" shall have the meaning given in Section 7.01(a)(i).

            (www) "Tenant" shall have the meaning given in Section 40.03.

            (xxx) "Tenant's Appraiser" shall have the meaning given in Section 42.01(c).

            (yyy) "Tenant's Appraiser's Rent Submission" shall have the meaning given in Section 42.01(c)(iii).

            (zzz) "Tenant's Property" shall mean all fixtures, improvements and other property (including, without limitations, computers and peripherals, personal computers, telecommunications equipment, business machines and software, together with all repairs, replacements, improvements, substitutions and renewals thereof or therefor, and parts, additions and accessories incorporated therein or official thereto), (i) installed at the sole expense of Tenant, (ii) with respect to which Tenant has not been granted any credit or allowance by Landlord, (iii) which are removable without material damage to the Premises and (iv) which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise.

            (aaaa) "Tenant's Proportionate Share" shall have the meaning given in Section 7.01(a)(iv).

            (bbbb) "Tenant's Work" shall have the meaning given in Exhibit C.

            (cccc) "Term" shall have the meaning given in Section 2.01(a).

            (dddd) "Third Additional Premises Commencement Date" shall have the meaning given in Section 2.01(d).

            (eeee) "Third Additional Premises" shall have the meaning given in
Section 1.01(d).

            (ffff) "Untenantable" shall mean the extent to which Tenant is actually unable to use any or all of the Premises in the normal course of its business.

            (gggg) "Wiring" shall have the meaning given in Section 45.01(a).

            (hhhh) "Work Letter" shall have the meaning given in Section 3.01.

         Section 47.02 (a) If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         (b) If any term of this Lease is found invalid or unenforceable to any extent by a final judgment or award which shall not be subject to change by appeal, then either party may initiate an arbitration in accordance with the provisions of Article 27. Said arbitrators shall devise a valid and enforceable substitute term for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term of this Lease found invalid or unenforceable. Such substitute term as so devised shall thereupon be deemed a part of this Lease.

         Section 47.03 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

         (a) The terms "include", "including" and "such as" shall be construed as if followed by the phrase "without being limited to". The words "herein", "hereof', "hereby", "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

         (b) The term "obligations of this Lease" and words of like import, shall mean the covenants to pay rent and all of the other terms of this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

         (c) The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "Performance" of either party's obligations and words of like import shall be construed as "performance and observance". Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

         (d) Reference to Tenant being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder.

         (e) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

         (f) The term "repair" shall be deemed to include restoration, rebuilding and replacement as may be necessary to achieve and maintain good working order and condition.

         (g) Reference to "termination of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the Expiration Date and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment or refund (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

         (h) The term "the terms of this Lease" or "the terms of this Article" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements of this Lease or such Article, as the case may be.

         (i) The term "right" shall be deemed to include rights, remedies, powers and privileges.

         (j) The term "rent" or "rents" shall be deemed to mean Fixed Rent and Additional Rent.

         (k) The term "Landlord's agents" shall be deemed to include all agents, contractors, and employees of Landlord.

         (l) The term "Person" or "person" shall be deemed to include individuals, corporations, partnerships, firms, associations and any other legal entities.

         (m) The term "tenant" shall be deemed to include any and all occupants of the Building.

         (n) approval and the consent by either party to any particular action shall not in any way be considered as relieving the other party from obtaining the express consent to any subsequent or further action.

         (o) The words "Tenant hereby indemnifies Landlord against liability" and words of similar import shall mean that Tenant hereby agrees to and hereby does indemnify, hold and save Landlord and Landlord's agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from and against any and all cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys' fees and disbursements, but the same shall not be construed as indemnifying any of the foregoing named persons against its own negligence or willful misconduct.

         (p) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         (q) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

         (r) All references in this Lease to numbered or lettered Articles, Sections, Subsections, Subdivisions and Exhibits are references to Articles, Sections, Subsections and Subdivisions of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless the context clearly indicates the contrary.

         (s) Each term, covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit, arbitration, dispute or proceeding nor given any weight therein.

         Section 47.04 The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

         Section 47.05 The Article headings in this Lease and the Table of Contents to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect in construing this Lease.

         IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.



WITNESS                                             WXII/GDM ASTOR, L.L.C.
                                                    By:  GDM  124  HUDSON  DEVELOPMENT  LLC,
                                                    MEMBER


                                                By:
----------------------------------------            -----------------------------------------
                                                    Name:
                                                    Title:


WITNESS                                             JUPITER COMMUNICATIONS, INC.


                                                By:
----------------------------------------            -----------------------------------------
                                                    Name:
                                                    Title: